Exhibit 99.1
ITEM 8. FINANCIAL STATEMENTS
The following financial statements are filed in this Item 8:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of Noble Corporation:
In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of cash flows, of shareholders’ equity and of comprehensive income present fairly, in all material respects, the financial position of Noble Corporation and its subsidiaries at December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Annual Report on Internal Control Over Financial Reporting appearing under Item 9A. Our responsibility is to express opinions on these financial statements and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.
As discussed in Note 8 to the consolidated financial statements, the Company changed the manner in which it accounts for uncertain income tax positions effective January 1, 2007. As discussed in Note 6 to the consolidated financial statements, the Company changed the manner in which it accounts for share-based compensation effective January 1, 2006. As discussed in Note 9 to the consolidated financial statements, the Company changed the manner in which it accounts for defined benefit pension and other postretirement plans effective December 31, 2006.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 29, 2008, except for Note 19 to the consolidated financial statements, as to which the date is November 10, 2008.

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2007	2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$161,058	$61,710
Accounts receivable	613,115	408,241
Insurance receivables	39,066	54,191
Inventories	3,814	4,461
Prepaid expenses	20,721	20,491
Other current assets	22,417	20,886

Total current assets	860,191	569,980

PROPERTY AND EQUIPMENT
Drilling equipment and facilities	6,354,782	5,215,477
Other	80,169	71,870

	6,434,951	5,287,347
Accumulated depreciation	(1,639,035)	(1,428,954)

	4,795,916	3,858,393

OTHER ASSETS	219,899	157,541

	$5,876,006	$4,585,914

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$10,334	$9,629
Accounts payable	198,395	196,111
Accrued payroll and related costs	115,914	93,251
Taxes payable	85,641	52,793
Interest payable	9,951	9,683
Other current liabilities	72,537	64,793

Total current liabilities	492,772	426,260

LONG-TERM DEBT	774,182	684,469
DEFERRED INCOME TAXES	240,621	219,521
OTHER LIABILITIES	65,705	34,019

	1,573,280	1,364,269

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	(5,596)	(7,348)

SHAREHOLDERS’ EQUITY
Ordinary shares-par value $0.10 per share; 400,000 shares authorized; 268,223 shares issued and outstanding in 2007; 269,184 shares issued and outstanding in 2006	26,822	26,918
Capital in excess of par value	683,697	775,895
Retained earnings	3,602,870	2,446,056
Accumulated other comprehensive loss	(5,067)	(19,876)

	4,308,322	3,228,993

	$5,876,006	$4,585,914

See accompanying notes to the consolidated financial statements.

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Year Ended December 31,
	2007	2006	2005
OPERATING REVENUES
Contract drilling services	$2,714,250	$1,886,987	$1,187,185
Reimbursables	121,241	92,354	86,332
Labor contract drilling services	156,508	111,201	91,465
Engineering, consulting and other	3,312	9,697	17,155

	2,995,311	2,100,239	1,382,137

OPERATING COSTS AND EXPENSES
Contract drilling services	880,049	696,264	580,864
Reimbursables	105,952	79,520	76,238
Labor contract drilling services	125,624	91,353	77,041
Engineering, consulting and other	17,520	16,779	22,678
Depreciation and amortization	292,987	253,325	241,752
Selling, general and administrative	85,831	46,272	40,278
Hurricane losses and recoveries, net	(3,514)	(10,704)	(29,759)

	1,504,449	1,172,809	1,009,092

OPERATING INCOME	1,490,862	927,430	373,045

OTHER INCOME (EXPENSE)
Interest expense, net of amounts capitalized	(13,111)	(16,167)	(19,786)
Other, net	11,151	10,024	10,833

INCOME BEFORE INCOME TAXES	1,488,902	921,287	364,092
INCOME TAX PROVISION	(282,891)	(189,421)	(67,396)

NET INCOME	$1,206,011	$731,866	$296,696

NET INCOME PER SHARE:
Basic	$4.52	$2.69	$1.09
Diluted	$4.48	$2.66	$1.08
See accompanying notes to the consolidated financial statements.

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,206,011	$731,866	$296,696
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	292,987	253,325	241,752
Impairment loss on assets	10,189	4,849	—
Deferred income tax provision	20,509	4,137	36,207
Equity in income of joint venture	—	—	(3,194)
Distributions received from joint venture	—	—	2,194
Share-based compensation expense	34,681	21,560	7,377
Pension contribution	(54,233)	(19,928)	(18,932)
Hurricane losses and recoveries, net	(5,114)	(6,300)	(29,759)
Other	57,627	20,002	22,214
Other changes in current assets and liabilities, net of acquired working capital:
Accounts receivable	(204,874)	(131,014)	(68,094)
Other current assets	23,276	(13,688)	18,968
Accounts payable	(25,671)	53,746	(2,395)
Other current liabilities	58,985	70,160	25,976

Net cash provided by operating activities	1,414,373	988,715	529,010

CASH FLOWS FROM INVESTING ACTIVITIES
New construction	(754,967)	(670,951)	(212,050)
Other capital expenditures	(423,657)	(382,093)	(221,806)
Major maintenance expenditures	(108,419)	(69,017)	(79,663)
Accrued capital expenditures	45,260	31,100	—
Proceeds from sales of property and equipment	7,910	3,788	1,129
Proceeds from sale of business unit	10,000	—	—
Purchase of the remaining 50 percent equity interest in the Panon, net of cash acquired	—	—	(31,576)
Proceeds from Smedvig disposition	—	691,261	—
Investment in Smedvig	—	—	(691,100)
Investments in marketable securities	—	—	(24,973)
Proceeds from sales and maturities of marketable securities	—	46,002	112,628

Net cash used for investing activities	(1,223,873)	(349,910)	(1,147,411)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term debt borrowing	685,000	—	—
Short-term debt payment	(685,000)	—	—
Borrowings on bank credit facilities	220,000	—	700,000
Payments on bank credit facilities	(120,000)	(135,000)	(65,000)
Payments of other long-term debt	(9,630)	(608,970)	(8,517)
Net proceeds from employee stock transactions	38,995	21,186	76,037
Tax benefit of employee stock transactions	7,477	—	—
Proceeds from issuance of senior notes, net of debt issuance costs	—	295,801	—
Dividends paid	(32,197)	(21,825)	(13,655)
Repurchases of ordinary shares	(195,797)	(250,132)	(7,409)

Net cash (used for) provided by financing activities	(91,152)	(698,940)	681,456

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	99,348	(60,135)	63,055

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	61,710	121,845	58,790

CASH AND CASH EQUIVALENTS, END OF PERIOD	$161,058	$61,710	$121,845

See accompanying notes to the consolidated financial statements.

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(In thousands)

					Restricted	Accumulated
			Capital		Stock	Other	Total
	Ordinary		in Excess	Retained	(Unearned	Comprehensive	Shareholders’
	Shares	Par Value	of Par Value	Earnings	Compensation)	Loss	Equity

Balance at January 1, 2005	268,814	$26,882	$913,211	$1,452,974	$(11,171)	$2,538	$2,384,434

Share-based compensation
Issuance of restricted shares	570	58	13,351	—	(13,409)	—	—
Compensation expense recognized	—	—	—	—	7,481	—	7,481
Contribution to employee benefit plans	124	12	3,605	—	—	—	3,617
Exercise of stock options	4,824	482	76,101	—	—	—	76,583
Tax benefit of stock options exercised	—	—	14,432	—	—	—	14,432
Restricted shares surrendered for withholding taxes or forfeited	(114)	(12)	(2,542)	—	—	—	(2,554)

Repurchases of ordinary shares	(200)	(20)	(7,389)	—	—	—	(7,409)
Net income	—	—	—	296,696	—	—	296,696
Dividends paid ($0.05 per share)	—	—	—	(13,655)	—	—	(13,655)
Other comprehensive loss	—	—	—	—	—	(27,891)	(27,891)

Balance at December 31, 2005	274,018	$27,402	$1,010,769	$1,736,015	$(17,099)	$(25,353)	$2,731,734

Share-based compensation
Adoption of SFAS No. 123R	—	—	(17,099)	—	17,099	—	—
Share-based compensation	1,322	132	22,169	—	—	—	22,301
Contribution to employee benefit plans	152	16	5,676	—	—	—	5,692
Exercise of stock options	1,506	150	23,323	—	—	—	23,473
Restricted shares surrendered for withholding taxes or forfeited	(202)	(20)	(2,267)	—	—	—	(2,287)

Repurchases of ordinary shares	(7,612)	(762)	(266,676)	—	—	—	(267,438)
Net income	—	—	—	731,866	—	—	731,866
Dividends paid ($0.08 per share)	—	—	—	(21,825)	—	—	(21,825)
Adoption of SFAS No. 158	—	—	—	—	—	(24,240)	(24,240)
Other comprehensive income	—	—	—	—	—	29,717	29,717

Balance at December 31, 2006	269,184	$26,918	$775,895	$2,446,056	$—	$(19,876)	$3,228,993

Share-based compensation
Share-based compensation	1,300	130	35,818	—	—	—	35,948
Contribution to employee benefit plans	90	9	3,769	—	—	—	3,778
Exercise of stock options	2,592	259	47,066	—	—	—	47,325
Tax benefit of stock options exercised	—	—	7,477	—	—	—	7,477
Restricted shares surrendered for withholding taxes or forfeited	(724)	(72)	(8,258)	—	—	—	(8,330)

Repurchases of ordinary shares	(4,219)	(422)	(178,070)	—	—	—	(178,492)
Net income	—	—	—	1,206,011	—	—	1,206,011
Dividends paid ($0.12 per share)	—	—	—	(32,197)	—	—	(32,197)
Adoption of FIN 48	—	—	—	(17,000)	—	—	(17,000)
Other comprehensive income	—	—	—	—	—	14,809	14,809

Balance at December 31, 2007	268,223	$26,822	$683,697	$3,602,870	$—	$(5,067)	$4,308,322

See accompanying notes to the consolidated financial statements.

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)

	Year Ended December 31,
	2007	2006	2005

NET INCOME	$1,206,011	$731,866	$296,696

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Foreign currency translation adjustments	3,664	2,591	(4,148)
Unrealized holding gain (loss) on securities	—	20,003	(18,491)
Unrealized gain (loss) on foreign currency forward contracts	(998)	4,614	(1,397)
Unrealized gain (loss) on interest rate swaps	—	2,509	(2,509)
Net pension plan gains (net of tax provision of $5,458 in 2007)	10,479	—	—
Amortization of deferred pension plan amounts (net of tax provision of $770 in 2007)	1,664	—	—
Minimum pension liability adjustment (net of tax provision of $725 in 2005)	—	—	(1,346)

Other comprehensive income (loss)	14,809	29,717	(27,891)

COMPREHENSIVE INCOME	$1,220,820	$761,583	$268,805

See accompanying notes to the consolidated financial statements.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
NOTE 1 — ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Organization and Business
Noble Corporation, a Cayman Islands exempted company limited by shares, (“Noble” or, together with its consolidated subsidiaries, unless the context requires otherwise, the “Company”, “we”, “our” and words of similar import) is primarily engaged in contract drilling services worldwide. We perform contract drilling services with our fleet of 62 mobile offshore drilling units located worldwide. This fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 43 jackups and three submersibles. The fleet count includes two F&G JU-2000E enhanced premium jackups and three deepwater dynamically positioned semisubmersibles under construction. Approximately 85 percent of our fleet is currently deployed internationally. Our other operations include labor contract drilling services and through November 2007 engineering and consulting services. Our operations are conducted principally in the Middle East, India, U.S. Gulf of Mexico, Mexico, the North Sea, Brazil, West Africa, and Canada.
Stock Split
On July 27, 2007, Noble’s board of directors approved what is commonly referred to in the United States as a “two-for-one stock split” of Noble’s ordinary shares effected in the form of a 100 percent stock dividend to members (shareholders) of record on August 7, 2007. The stock dividend was distributed on August 28, 2007 when shareholders of record were issued one additional ordinary share for each ordinary share held.
All share and per share data included in the consolidated financial statements and accompanying notes have been adjusted to reflect the stock split for all periods presented.
As a result of the stock split, the number of restricted shares and stock options outstanding and available for award or grant and the exercise prices for the outstanding stock options under share-based compensation plans have been adjusted in accordance with the terms of the plans. Such modifications have no impact on the amount of share-based compensation costs.
Principles of Consolidation
The consolidated financial statements include the accounts of Noble and its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The equity method of accounting is used for investments in corporate affiliates where we have a significant influence but not a controlling interest.
Foreign Currency Translation
We follow a translation policy in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 52, Foreign Currency Translation. In international locations where the U.S. Dollar has been designated as the functional currency (based on an evaluation of such factors as the markets in which the subsidiary operates, inflation, generation of cash flow, financing activities and intercompany arrangements), local currency transaction gains and losses are included in net income. In international locations where the local currency is the functional currency, assets and liabilities are translated at the rates of exchange on the balance sheet date, while income and expense items are translated at average rates of exchange during the year. The resulting gains or losses arising from the translation of accounts from the functional currency to the U.S. Dollar are included in Accumulated Other Comprehensive Loss in the Consolidated Balance Sheets. We did not recognize any material gains or losses on foreign currency transactions or translations during the years ended December 31, 2007, 2006 and 2005. We use the Canadian Dollar and British Pound, respectively, as the functional currency for our labor contract drilling services in Canada and the North Sea.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
Cash and Cash Equivalents
Cash and cash equivalents include cash on hand, demand deposits with banks and all highly liquid investments with original maturities of three months or less. Our cash, cash equivalents and short-term investments are subject to potential credit risk. Cash and cash equivalents are held by major banks or investment firms. Our cash management and investment policies restrict investments to lower risk, highly liquid securities and we perform periodic evaluations of the relative credit standing of the financial institutions with which we conduct business.
In accordance with SFAS No. 95, Statement of Cash Flows, cash flows from our labor contract drilling services in Canada and the United Kingdom are calculated based on their respective local functional currencies. As a result, amounts related to assets and liabilities reported on the Consolidated Statements of Cash Flows will not necessarily agree with changes in the corresponding balances on the Consolidated Balance Sheets. The effect of exchange rate changes on cash balances held in foreign currencies was not material in 2007, 2006 or 2005.
Investments in Marketable Securities
The Company accounts for investments in marketable securities in accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities (“SFAS No. 115”). Investments in marketable securities held prior to December 31, 2006 were carried at fair value with the unrealized holding gain or loss, net of deferred taxes, included in Comprehensive Income in the accompanying Consolidated Statements of Comprehensive Income. During 2006, all investments in marketable securities were sold and there has been no further investment in marketable securities in 2007.
Inventories
Inventories consist of spare parts, material and supplies held for consumption and are stated principally at the lower of average cost or fair value.
Property and Equipment
Property and equipment is stated at cost, reduced by provisions to recognize economic impairment in value whenever events or changes in circumstances indicate an asset’s carrying value may not be recoverable. At December 31, 2007 and 2006, there was $1.8 billion and $1.4 billion, respectively, of construction-in-progress. Such amounts are included in Drilling equipment and facilities in the accompanying Consolidated Balance Sheets. Major replacements and improvements are capitalized. When assets are sold, retired or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and the gain or loss is recognized. Drilling equipment and facilities are depreciated using the straight-line method over the estimated useful lives as of the in-service date or date of major refurbishment. Estimated useful lives of our drilling equipment range from three to twenty-five years. Other property and equipment is depreciated using the straight-line method over useful lives ranging from two to twenty-five years.
Interest is capitalized on construction-in-progress at the interest rate on debt incurred for construction or at the weighted average cost of debt outstanding during the period of construction. Capitalized interest for the years ended December 31, 2007, 2006 and 2005 was $50.4 million, $37.9 million and $14.0 million, respectively.
Overhauls and scheduled maintenance of equipment are performed on the basis of number of hours operated in accordance with our preventative maintenance program. Routine repair and maintenance costs are charged to expense as incurred; however, the costs of the overhauls and scheduled major maintenance projects that benefit future periods and which typically occur every three to five years are deferred when incurred and amortized over an equivalent period. The deferred portion of these major maintenance projects is included in Other Assets in the Consolidated Balance Sheets. Such amounts totaled $155.4 million and $126.7 million at December 31, 2007 and 2006, respectively.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
Amortization of deferred costs for major maintenance projects is reflected in Depreciation and amortization in the accompanying Consolidated Statements of Income. The amount of such amortization was $75.5 million, $63.8 million and $50.0 million for the years ended December 31, 2007, 2006 and 2005, respectively. Total repair and maintenance expense for the years ended December 31, 2007, 2006 and 2005, exclusive of amortization of deferred costs for major maintenance projects, was $133.5 million, $111.4 million and $133.4 million, respectively.
We evaluate the realization of property and equipment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss on our property and equipment exists when estimated undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. Any impairment loss recognized represents the excess of the asset’s carrying value over the estimated fair value.
In 2007, we closed the operations of the Company’s Triton Engineering Services Inc. (“Triton”) subsidiary resulting in closure costs of $1.9 million ($0.01 per diluted share), including a $0.4 million impairment of property and equipment. No impairment losses were recorded on our property and equipment balances during the years ended December 31, 2006 and 2005.
Goodwill and Other Assets
We evaluate goodwill for impairment on at least an annual basis, and on long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. An impairment loss on goodwill exists when the carrying amount of the goodwill exceeds its implied fair value, as determined pursuant to SFAS No. 142, Goodwill and Other Intangible Assets. As of December 31, 2007, we had no remaining goodwill recorded. Our goodwill balance was $9.8 million at December 31, 2006 and was included in Other Assets on the accompanying Consolidated Balance Sheets. All of our goodwill was attributable to engineering and consulting services.
In 2007, we sold the rotary steerable system assets and intellectual property of our Noble Downhole Technology Ltd. subsidiary for $10.0 million resulting in a pre-tax loss of $12.9 million ($0.05 per diluted share), including a $9.4 million impairment of goodwill. Also in 2007, the closure of our Triton subsidiary resulted in a $0.4 million impairment of goodwill.
In June 2006, we sold the software business of our Maurer Technology Inc. subsidiary, resulting in a pre-tax loss of $3.8 million ($0.01 per diluted share). This loss included the write-off of goodwill totaling $4.8 million.
No impairment losses were recorded on goodwill balances during the year ended December 31, 2005.
These losses on sale and closure are included in Engineering, consulting and other operating costs and expenses in the accompanying Consolidated Statements of Income for their respective years.
Deferred Costs
Deferred debt issuance costs are being amortized using the straight-line method, which approximates the interest method, over the life of the debt securities. The amortization of debt issuance costs is included in interest expense.
The Company defers the costs of scheduled drydockings and periodic regulatory inspections, charging such costs to expense over the period to the next scheduled drydocking and periodic regulatory inspection (normally 30 to 60 months).

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
Insurance Reserves
We maintain various levels of self-insured retention for certain losses including property damage, loss of hire, employment practices liability, employers’ liability, and general liability, among others. We accrue for the property damage and loss of hire charges on a per event basis.
Employment practices liability claims are accrued based on actual claims during the year. Maritime employer’s liability claims subject to U.S. jurisdiction (Jones Act liabilities) are generally estimated using actuarial determinations. Maritime employer’s liability claims that fall outside of U.S. jurisdiction and general liability claims are generally estimated by our internal claims department by evaluating the facts and circumstances of each claim (including incurred but not reported claims) and making estimates based upon historical experience with similar claims. At December 31, 2007 and 2006, loss reserves for personal injury and protection claims totaled $20.7 million and $18.6 million, respectively, and such amounts are included in Other current liabilities in the accompanying Consolidated Balance Sheets.
Revenue Recognition
Revenues generated from our dayrate-basis drilling contracts, labor contracts and engineering and consulting services are recognized as services are performed.
We may receive lump-sum fees for the mobilization of equipment and personnel. Mobilization fees received and costs incurred to mobilize a drilling unit from one market to another are recognized over the term of the related drilling contract. Costs incurred to relocate drilling units to more promising geographic areas in which a contract has not been secured are expensed as incurred. Lump-sum payments received from customers relating to specific contracts, including equipment modifications, are deferred and amortized to income over the term of the drilling contract. Deferred revenues under drilling contracts totaled $34.9 million and $21.3 million at December 31, 2007 and 2006, respectively, and such amounts are included in Other current liabilities in the accompanying Consolidated Balance Sheets.
We record reimbursements from customers for “out-of-pocket” expenses as revenues and the related direct cost as operating expenses. Reimbursements for loss of hire under our insurance coverages are included in Hurricane recoveries and losses, net.
Income Taxes
The Cayman Islands does not impose corporate income taxes. Consequently, income taxes have been provided based on the laws and rates in effect in the countries in which operations are conducted, or in which Noble and/or its subsidiaries are considered resident for income tax purposes. Applicable U.S. and international income and withholding taxes have not been provided on undistributed earnings of Noble’s subsidiaries. We do not intend to repatriate such undistributed earnings for the foreseeable future except for distributions upon which incremental income and withholding taxes would not be material. In certain circumstances, we expect that, due to changing demands of the offshore drilling markets and the ability to redeploy our offshore drilling units, certain of such units will not reside in a location long enough to give rise to future tax consequences. As a result, no deferred tax asset or liability has been recognized in these circumstances. Should our expectations change regarding the length of time an offshore drilling unit will be used in a given location, we will adjust deferred taxes accordingly.
Noble operates through various subsidiaries in numerous countries throughout the world including the United States. Consequently, we are subject to changes in tax laws, treaties or regulations or the interpretation or enforcement thereof in the U.S., the Cayman Islands or jurisdictions in which we or any of our subsidiaries operate or is resident. Our income tax expense is based upon our interpretation of the tax laws in effect in various countries at the time that the expense was incurred. If the U.S. Internal Revenue Service or other taxing authorities do not agree with our assessment of the effects of such laws, treaties and regulations, this could have a material adverse effect on us including the imposition of a higher effective tax rate on our worldwide earnings or a reclassification of the tax impact of our significant corporate restructuring transactions.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
Effective January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), an interpretation of SFAS No. 109, Accounting for Income Taxes.
Net Income per Share
The Company’s basic earnings per share (“EPS”) amounts have been computed based on the average number of ordinary shares outstanding for the period, excluding non-vested restricted stock. Diluted EPS reflects the potential dilution, using the treasury stock method, which could occur if options were exercised and if restricted stock were fully vested.
Share-Based Compensation Plans
The Company accounts for share-based compensation, effective January 1, 2006, pursuant to SFAS No. 123 (revised 2004), Share-Based Payment, (“SFAS No. 123R”). Accordingly, the Company records the grant date fair value of share-based compensation arrangements as compensation cost using a straight-line method over the service period. Share-based compensation is expensed or capitalized based on the nature of the employee’s activities. Prior to January 1, 2006, the Company used the intrinsic value method of accounting for share-based compensation awards in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), which generally resulted in no compensation expense for employee stock options with an exercise price greater than or equal to fair value on the date of grant.
Certain Significant Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Certain accounting policies involve judgments and uncertainties to such an extent that there is reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used. The Company evaluates its estimates and assumptions on a regular basis. The Company bases its estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates and assumptions used in preparation of our financial statements.
Accounting Pronouncements
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, rather, its application will be made pursuant to other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. On February 6, 2008, the FASB issued FASB Staff Position FAS 157-2, Partial Deferral of the Effective Date of Statement 157, which deferred the effective date for one-year for certain nonfinancial assets and liabilities, except those recognized or disclosed at fair value on a recurring basis. The provisions of SFAS No. 157 are to be applied prospectively upon adoption, except for limited specified exceptions. We do not expect the adoption of SFAS No. 157 to have a material impact on our financial position or results of operations.
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 permits entities to measure eligible assets and liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We do not expect the adoption of SFAS No. 159 to have a material impact on our financial position or results of operations.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51 (“SFAS No. 160”). SFAS No. 160 establishes new accounting and reporting standards for a noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements. The amount of net income attributable to a noncontrolling interest will be included in consolidated net income on the face of the income statement. SFAS No. 160 requires that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS No. 160 also includes expanded disclosures regarding the interests of the parent and its noncontrolling interest. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We do not expect the adoption of SFAS No. 160 to have a material impact on our financial position or results of operations.
In December 2007, the FASB issued SFAS No. 141R, Business Combinations (“SFAS No. 141R”). SFAS No. 141R will significantly change the accounting for business combinations. Under SFAS No. 141R the acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment for certain specific items, including:
•	transaction costs will be generally expensed as incurred;

•	contingent consideration will be recognized at fair value on the acquisition date;

•
acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies;

•	fair value of the purchase price, including the issuance of equity securities, will be determined on the acquisition date (closing) instead of announcement date;

•	restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date; and

•	changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense.
SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and earlier adoption is prohibited. This standard will change our accounting treatment for business combinations on a prospective basis.
Reclassifications
Certain reclassifications have been made to prior period amounts to conform with the current year presentation. Such reclassifications do not affect earnings or have a material effect on the consolidated financial statements.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
NOTE 2 — NET INCOME PER SHARE
The basic and diluted EPS computations for the years ended December 31, 2007, 2006 and 2005 are as follows (shares in thousands):

	Year Ended December 31,
	2007	2006	2005

Weighted-average shares — basic	266,700	271,834	272,506
Effect of potentially dilutive shares:
Stock options	2,354	2,666	2,616
Non-vested time-vested restricted stock	148	128	—
Non-vested performance-vested restricted stock	128	128	—

Weighted-average shares — diluted	269,330	274,756	275,122

Net income — basic and diluted	$1,206,011	$731,866	$296,696

Net income per share:
Basic	$4.52	$2.69	$1.09
Diluted	$4.48	$2.66	$1.08
The computation of diluted earnings per share for 2006 and 2005 excludes options to purchase 411,204 and 20,000 ordinary shares, respectively, because the options’ exercise prices were greater than the average market price of the ordinary shares. There were no anti-dilutive options in 2007.
NOTE 3 — ACQUISITION OF JOINT VENTURE
On June 13, 2000, we formed Noble Crosco Drilling, Ltd. (“Noble Crosco”) with our joint venture partner. We acquired a 50 percent equity interest in Noble Crosco by investing $14.3 million in cash. Our joint venture partner contributed the Panon jackup for its 50 percent equity interest. In August 2005, in accordance with the provisions of our joint venture agreement, we acquired the remaining 50 percent equity interest in the joint venture for an exercise price of $31.9 million. Operating results from the Panon, renamed the Noble Harvey Duhaney, have been fully consolidated since the date of acquisition. Prior to our acquisition of the remaining 50 percent equity interest in Noble Crosco, we accounted for our investment using the equity method. Under the equity method, in 2005 we recognized $3.2 million in equity earnings of the joint venture, which is included in Other, net in the Consolidated Statements of Income. This amount excludes management fees and interest income related to joint ventures of $0.9 million.
NOTE 4 — MARKETABLE SECURITIES
Marketable Debt Securities
At December 31, 2005, we owned marketable debt securities. We recognized a net realized loss of $342,000 related to the sale of these marketable securities in 2006. We recognized in Other Comprehensive Income (Loss) a net unrealized holding gain of $200,000, and in earnings, a net realized loss of $531,000 related to marketable securities in 2005. Realized gains and losses on sales of marketable securities are based on the specific identification method.
We owned no marketable debt securities as of December 31, 2007 or 2006.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
Marketable Equity Securities
We entered into a Share Purchase Agreement (the “Share Purchase Agreement”) dated December 12, 2005 with Nora Smedvig, Peter T. Smedvig, Hjordis Smedvig, HKS AS, AS Veni, Petrus AS and Peder Smedvig Capital AS (collectively, the “Sellers”) relating to our acquisition, directly and indirectly, of 21,095,600 Class A shares and 2,501,374 Class B shares (collectively, the “Owned Shares”) of Smedvig ASA (“Smedvig”). We completed our acquisition of the Owned Shares on December 23, 2005. The acquisition comprised 39.2 percent of the Class A shares and 28.9 percent of the total capital shares of Smedvig. The purchase price was NOK 200 per Class A share and NOK 150 per Class B share (the “Noble Purchase Price”), totaling NOK 4,594.3 million (or approximately US $691.1 million at the date of acquisition) before certain legal and other transaction costs. We financed the acquisition of the Owned Shares, including related transaction costs, with an aggregate of $700 million in new debt borrowings.
Subsequent to our acquisition of the Owned Shares, SeaDrill Limited, a Bermudian limited company (“SeaDrill”), reported that it had acquired control of 51.24 percent of the Class A shares and 52.47 percent of the Smedvig capital, after which SeaDrill made a mandatory offer (the “Mandatory Offer”) pursuant to Norwegian law (and a parallel tender offer in the U.S.) to purchase all the shares of Smedvig not already owned by SeaDrill at a price of NOK 205 per Class A share and NOK 165 per Class B share (the “SeaDrill Offer Price”).
On April 7, 2006, we sold the Owned Shares to SeaDrill pursuant to the Mandatory Offer for NOK 4,737.3 million. On April 10, 2006, we settled the forward currency contract described below and received $691.3 million. Also on April 10, 2006, we prepaid the outstanding principal amount of $600.0 million under a credit agreement, which was entered into to finance a portion of the acquisition of the Owned Shares. This credit agreement terminated as a result of all parties thereto completing their obligations thereunder.
On April 18, 2006, pursuant to the Share Purchase Agreement, we paid to the Sellers the excess of the SeaDrill Offer Price over the Noble Purchase Price on the Owned Shares sold to SeaDrill (an aggregate of NOK 143.0 million, or $21.8 million), as a purchase price adjustment under the Share Purchase Agreement.
Our investment in Smedvig was accounted for in accordance with SFAS No. 115 because of the lack of significant influence over the operating and financial policies of Smedvig. Our investment in Smedvig was classified as available-for-sale pursuant to SFAS No. 115. Accordingly, the fair value of our Smedvig investment was presented on the Consolidated Balance Sheet and unrealized holding gains or losses were excluded from earnings and reported in a separate component of Shareholders’ Equity, Accumulated Other Comprehensive Loss, until realized on April 7, 2006. At December 31, 2005, the fair value of our Smedvig investment totaled $672.1 million and our cost basis totaled $691.8 million resulting in an unrealized loss of $19.7 million, which was included as a component of Accumulated Other Comprehensive Loss. This unrealized loss had approximately recovered to the original cost by March 15, 2006, the date the forward currency contract described below was initiated.
On March 15, 2006, we entered into a forward currency contract which provided that the counterparty would pay to the Company $691.7 million in exchange for NOK 4,594.3 million on April 18, 2006. This transaction was entered into to hedge the foreign currency exposure on our investment in Smedvig. We accounted for this forward currency contract as a “fair value” hedge pursuant to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”). As a result, the change in fair value of the Smedvig investment from March 15, 2006 to April 7, 2006 was recognized in Other Income ($14.3 million) and the corresponding change in the fair value of the forward currency contract was charged to Other Income. The disposition of the investment in Smedvig shares, net of transaction costs, resulted in a loss of approximately $140,000 in the second quarter of 2006.
We owned no marketable equity securities as of December 31, 2007 or 2006.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
NOTE 5 — DEBT
Long-term debt consists of the following at December 31, 2007 and 2006:

	December 31,
	2007	2006
Bank Credit Agreement	$100,000	$—
6.95% Senior Notes due 2009	149,987	149,977
7.50% Senior Notes due 2019	201,695	201,695
5.875% Senior Notes due 2013	299,800	299,764
Project Financing — Thompson Notes	33,034	42,662

Total Debt	784,516	694,098
Current Maturities	(10,334)	(9,629)

Long-term Debt	$774,182	$684,469

On March 15, 2007, Noble entered into an unsecured revolving bank credit facility totaling $600 million (the “Bank Credit Agreement”). The Bank Credit Agreement has an initial term of five years and replaced Noble Drilling Corporation’s (“Noble Drilling”) $300 million unsecured revolving bank credit facility. Noble Drilling has issued a guaranty of the obligations under the Bank Credit Agreement. Noble became the successor to Noble Drilling as part of the 2002 internal corporate restructuring of Noble Drilling and its subsidiaries. Noble Drilling is now an indirect, wholly-owned subsidiary of Noble. Pursuant to the terms of the Bank Credit Agreement, Noble may, subject to certain conditions, elect to increase the maximum amount available under the Bank Credit Agreement from $600 million to an amount not to exceed $800 million. Noble may, subject to certain conditions, also request that the term of the Bank Credit Agreement be extended for up to two additional one-year periods. Borrowings may be made under the facility (i) at the sum of Adjusted LIBOR (as defined in the Bank Credit Agreement) plus the Applicable Margin (as defined in the Bank Credit Agreement; 0.235 percent based on Noble’s current credit ratings), or (ii) at the base rate, determined as the greater of the prime rate for U.S. Dollar loans announced by Citibank, N.A. in New York or the sum of the weighted average overnight federal funds rate published by the Federal Reserve Bank of New York plus 0.50 percent. The Bank Credit Agreement contains various covenants, including a debt to total tangible capitalization covenant, and restrictions on incurring additional indebtedness and additional liens. At December 31, 2007, borrowings of $100 million were outstanding under the Bank Credit Agreement with a weighted average interest rate of 5.17 percent per annum.
On July 24, 2007, Noble entered into a short-term loan agreement (the “Short-Term Loan Agreement”) with Goldman Sachs Credit Partners L.P., as the initial lender and administrative agent, pursuant to which Noble borrowed $685 million. Noble Drilling issued a guaranty of the obligations of Noble under the Short-Term Loan Agreement. The proceeds of the borrowing were used to repay an intercompany loan from a direct wholly-owned subsidiary of Noble. On September 26, 2007, the short-term loan was repaid with proceeds distributed in connection with the liquidation and dissolution of this subsidiary. The net pre-tax cost of this financing was $1.4 million.
In May 2006, Noble Corporation issued $300 million principal amount of 5.875% Senior Notes due 2013. Proceeds, net of discount and issuance costs, totaled approximately $296 million. Interest on the 5.875% Senior Notes is payable semi-annually, in arrears, on June 1 and December 1 of each year. The 5.875% Senior Notes are redeemable, as a whole or from time to time in part, at our option on any date prior to maturity at a price equal to 100 percent of the principal amount being redeemed plus accrued and unpaid interest to the redemption date plus a make-whole premium, if any is required to be paid. The 5.875% Senior Notes are senior unsecured obligations of Noble and the indenture governing the 5.875% Senior Notes contains covenants that, among other things, limit our ability to create certain liens, engage in certain sale and lease-back transactions, and amalgamate, merge, consolidate and sell assets, except under certain conditions.
In March 1999, Noble Drilling, an indirect wholly-owned subsidiary of the Company, issued $150 million principal amount of 6.95% Senior Notes due 2009 and $250 million principal amount of 7.50% Senior Notes due 2019 (together, the “Senior Notes”). Interest on the Senior Notes is payable on March 15 and September 15 of each year. The Senior Notes are redeemable, as a whole or from time to time in part, at our option on any date prior to maturity at prices equal to 100 percent of the outstanding principal amount of the notes redeemed plus accrued interest to the redemption date plus a make-whole premium, if any is required to be paid. The Senior Notes are senior unsecured obligations and the indenture governing the Senior Notes contains covenants that, among other things, limit our ability to create certain liens, engage in certain sale and lease-back transactions and merge, consolidate and sell assets, except under certain conditions.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
In December 1998, Noble Drilling (Jim Thompson) Inc., an indirect, wholly-owned subsidiary of Noble and owner of the Noble Jim Thompson, issued $115 million principal amount of its fixed rate senior secured notes (the “Thompson Notes”) in four series. The Thompson Notes bear interest at rates of 7.12 percent and 7.25 percent per annum. The Thompson Notes are secured by a first naval mortgage on the Noble Jim Thompson, are guaranteed by Noble, and can be prepaid, in whole or in part, at a premium at any time.
At December 31, 2007, we had letters of credit of $89.4 million and performance, customs and tax assessment bonds totaling $209.4 million supported by surety bonds outstanding. Additionally, certain of our subsidiaries issue, from time to time, guarantees of the temporary import status of rigs or equipment imported into certain countries in which we operate. These guarantees are issued in lieu of payment of custom, value added or similar taxes in those countries.
We were in compliance with all our debt covenants at December 31, 2007.
Aggregate principal repayments of total debt for the next five years and thereafter are as follows:

	2008	2009	2010	2011	2012	Thereafter	Total
Bank Credit Agreement	$—	$—	$—	$—	$100,000	$—	$100,000
6.95% Senior Notes due 2009	—	149,987	—	—	—	—	149,987
7.50% Senior Notes due 2019	—	—	—	—	—	201,695	201,695
5.875% Senior Notes due 2013	—	—	—	—	—	299,800	299,800
Thompson Notes	10,334	22,700	—	—	—	—	33,034

Total	$10,334	$172,687	$—	$—	$100,000	$501,495	$784,516

NOTE 6 — SHAREHOLDERS’ EQUITY
Share Repurchases
Share repurchases and sales of put options were effected pursuant to the share repurchase program which Noble’s board of directors authorized and adopted and which we announced on January 31, 2002. The program authorization covered an aggregate of 30.0 million ordinary shares. During 2007, we repurchased 4.2 million of our ordinary shares at an average price of $42.31 per ordinary share for a total cost of $178.5 million. During 2006, we repurchased 7.6 million of our ordinary shares at an average price of $35.13 per ordinary share for a total cost of $267.4 million. During 2005, we repurchased 200,000 of our ordinary shares at an average price of $37.04 per ordinary share for a total cost of $7.4 million. On February 2, 2007, Noble’s board of directors increased the total number of ordinary shares authorized for repurchase by 20.0 million additional ordinary shares. At December 31, 2007, 26.3 million ordinary shares remained available under this authorization.
Additionally, during 2006, we completed an odd-lot offer to purchase ordinary shares by purchasing 12,060 shares tendered during the offer for $407,000.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
Share-Based Compensation Plans
Adoption of SFAS No. 123R
Effective January 1, 2006, the Company adopted SFAS No. 123R using the “Modified Prospective Application” method of transition, as defined in SFAS No. 123R. After adoption of SFAS No. 123R, the Company records the grant date fair value of share-based payment arrangements as compensation cost using a straight-line method over the service period. Share-based compensation is expensed or capitalized based on the nature of the employee’s activities. Prior to adoption, the Company used the intrinsic value method of accounting for share-based compensation awards in accordance with APB 25, which generally resulted in no compensation expense for employee stock options with an exercise price greater than or equal to fair value on the date of grant. Under the Modified Prospective Application method, SFAS No. 123R applies to new awards and to awards modified, repurchased, or cancelled after December 31, 2005. Additionally, compensation cost for the portion of awards for which the requisite service had not been rendered and which were outstanding at December 31, 2005 is recognized as the requisite service is rendered on or after January 1, 2006. No transition adjustment is generally permitted for the deferred tax assets associated with outstanding equity instruments. These deferred tax assets will be recorded as a credit to additional paid-in capital when realized. Prior to the adoption of SFAS No. 123R, the Company recognized forfeitures as they occurred. Under SFAS No. 123R, an estimate of forfeitures is used in determining the amount of compensation cost recognized.
The adoption of SFAS No. 123R also reduced the number of fully diluted shares outstanding pursuant to SFAS No. 128, Earnings per Share (“SFAS No. 128”). The “treasury stock method”, as defined in SFAS No. 128, includes unearned compensation and certain future tax benefits as “proceeds” in the determination of diluted shares outstanding, net of assumed treasury stock repurchases. Additionally, SFAS No. 123R requires that the excess tax benefit (tax deduction that is in excess of the tax benefit recognized in the consolidated financial statements) be reported prospectively as Cash Flows from Financing Activities rather than Cash Flows from Operating Activities.
The adoption of this standard did not have a material effect on our financial statements and, as such, no cumulative effect of change in accounting principle was recorded. The adoption of SFAS No. 123R reduced Operating Income and Income Before Income Taxes by $1.4 million during the year ended December 31, 2006. Net Income was reduced by $1.2 million for the year ended December 31, 2006. The adoption of SFAS No. 123R had no material effect on our cash flows.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
Pursuant to the Modified Prospective Application method of transition, the Company has not adjusted results of operations for periods prior to January 1, 2006. The following table reflects pro forma net income and net income per share had we elected to adopt the fair value approach of SFAS No. 123R prior to January 1, 2006:

Year Ended December 31, 2005

Net income — as reported	$296,696
Compensation expense, net of tax, as reported	4,795
Compensation expense, net of tax, pro forma	(11,126)

Net income — pro forma	$290,365

Net income per share:
Basic — as reported	$1.09
Basic — pro forma	$1.07

Diluted — as reported	$1.08
Diluted — pro forma	$1.06
Stock Plans
The Noble Corporation 1991 Stock Option and Restricted Stock Plan, as amended (the “1991 Plan”), provides for the granting of options to purchase our ordinary shares, with or without stock appreciation rights, and the awarding of restricted shares to selected employees. In general, all options granted under the 1991 Plan have a term of 10 years, an exercise price equal to the fair market value of an ordinary share on the date of grant and generally vest over a three- or four-year period. The 1991 Plan limits the total number of ordinary shares issuable under the plan to 41.4 million. As of December 31, 2007, we had 4.0 million ordinary shares remaining available for grant or award to employees under the 1991 Plan.
Prior to October 25, 2007, the Noble Corporation 1992 Nonqualified Stock Option and Share Plan for Non-Employee Directors (the “1992 Plan”) provided for the granting of nonqualified stock options to non-employee directors of Noble. We granted options at fair market value on the grant date. The options are exercisable from time to time over a period commencing one year from the grant date and ending on the expiration of 10 years from the grant date, unless terminated sooner as described in the 1992 Plan. On October 25, 2007, the 1992 Plan was amended and restated to, among other things, eliminate grants of stock options to non-employee directors and modify the annual award of restricted ordinary shares from a fixed number of restricted ordinary shares to an annually-determined variable number of restricted or unrestricted ordinary shares. The 1992 Plan limits the total number of ordinary shares issuable under the plan to 1.64 million. As of December 31, 2007, we had 0.9 million ordinary shares remaining available for award to non-employee directors under the 1992 Plan.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
Stock Options
A summary of the status of our stock options under both the 1991 Plan and 1992 Plan as of December 31, 2007, 2006 and 2005 and the changes during the year ended on those dates is presented below (actual amounts):

	2007		2006		2005
	Number of	Weighted	Number of	Weighted	Number of	Weighted
	Shares	Average	Shares	Average	Shares	Average
	Underlying	Exercise	Underlying	Exercise	Underlying	Exercise
	Options	Price	Options	Price	Options	Price

Outstanding at beginning of the year	6,827,376	$19.71	7,984,016	$18.07	11,632,718	$16.00
Granted	215,370	35.76	456,436	36.32	1,450,900	26.59
Exercised (1)	(2,591,861)	18.26	(1,505,180)	15.60	(4,825,248)	15.87
Forfeited	(53,112)	26.20	(107,896)	26.09	(274,354)	22.00

Outstanding at end of year (2)	4,397,773	21.28	6,827,376	19.71	7,984,016	18.07

Exercisable at end of year (2)	4,102,891	$20.44	5,913,296	$18.19	6,351,572	$16.26

(1)	The intrinsic value of options exercised during the year ended December 31, 2007 was $86.8 million.

(2)	The aggregate intrinsic value of options outstanding and exercisable at December 31, 2007 was $154.9 million and $148.0 million, respectively.
The following table summarizes additional information about stock options outstanding at December 31, 2007 (actual amounts):

			Options Outstanding			Options Exercisable
				Weighted
				Average	Weighted		Weighted
Range of Exercise			Number	Remaining	Average	Number	Average
Prices			Outstanding	Life (Years)	Exercise Price	Exercisable	Exercise Price

$7.01	to	$14.16	546,938	1.1	$9.80	546,938	$9.80
14.17	to	24.40	2,372,646	4.1	18.04	2,372,646	18.04
24.41	to	34.62	928,203	7.5	27.01	808,920	26.73
34.63	to	41.25	549,986	8.6	37.06	374,387	37.61

$7.01	to	$41.25	4,397,773	5.0	$21.28	4,102,891	$20.44

Fair value information and related valuation assumptions for stock options granted are as follows:

	December 31,
	2007	2006	2005

Weighted average fair value per option granted	$13.11	$11.84	$10.69

Valuation assumptions:
Expected option term (years)	5	5	5
Expected volatility	34.3%	34.0%	41.3%
Expected dividend yield	0.2%	0.2%	0.2%
Risk-free interest rate	4.8%	4.6%	3.8%
The fair value of each option grant is estimated on the date of grant using a Black-Scholes option pricing model. Assumptions used in the valuation are shown in the table above. The expected term of options granted represents the period of time that the options are expected to be outstanding and is derived from historical exercise behavior, current trends and values derived from lattice-based models. Expected volatilities are based on implied volatilities of traded options on the Company’s ordinary shares, historical volatility of the Company’s ordinary shares, and other factors. The expected dividend yield is based on historical yields on the date of grant. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
A summary of the status of the Company’s non-vested stock options at December 31, 2007, and changes during the year ended December 31, 2007, is presented below (actual amounts):

	Shares	Weighted-Average
	Under Outstanding	Grant-Date
	Options	Fair Value

Non-vested options at January 1, 2007	914,080	$10.15
Granted	215,370	13.11
Vested (1)	(791,086)	10.62
Forfeited	(43,482)	10.32

Non-vested options at December 31, 2007	294,882	$10.99

(1)	The total grant-date fair value of stock options vested during the year ended December 31, 2007 was $8.4 million.
At December 31, 2007, there was $4.1 million of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the stock option plans. The Company attributes the service period to the vesting period and unrecognized compensation is expected to be recognized over a weighted-average period of 1.6 years. Compensation cost recognized during the year ended December 31, 2007 related to stock options totaled $7.7 million, or $6.2 million net of income tax. Compensation cost recognized during the year ended December 31, 2006 related to stock options totaled $7.0 million, or $5.6 million net of income tax.
The Company issues new ordinary shares to meet the share requirements upon exercise of stock options. The Company has historically repurchased ordinary shares in the open market from time to time which minimizes the dilutive effect of share-based compensation.
Restricted Stock
The Company has awarded time-vested restricted stock and performance-vested restricted stock under the 1991 Plan. The time-vested restricted stock awards generally vest over three-, four- or five-year periods. The number of performance-vested restricted shares which vest will depend on the degree of achievement of specified corporate performance criteria over a three-year performance period.
During the year ended December 31, 2007, the Company awarded under the 1991 Plan 688,513 shares of time-vested restricted stock which vest equally over three years. The time-vested restricted stock awarded under the 1991 Plan in 2006 vests equally over three years for seven awards, four years for one award, and five years for one award, with a weighted-average vesting period of 3.3 years. The time-vested restricted stock awarded under the 1991 Plan in 2005 vests equally over a three-year period.
During the year ended December 31, 2007, the Company awarded under the 1991 Plan 563,068 shares (at the maximum level of performance) of performance-vested restricted stock. The performance-vested restricted stock vests if the performance criteria specified in the plan are achieved. The performance period is defined as the three-year period from January 1, 2007 through December 31, 2009 for the 2007 award. Performance criteria include the Company’s performance relative to a defined index as well as a defined competitive peer group.
The Company has awarded time-vested restricted stock and unrestricted ordinary shares under the 1992 Plan. The time-vested restricted stock awards generally vest over a three-year period. During the year ended December 31, 2007, the Company awarded 42,420 unrestricted ordinary shares to non-employee directors, resulting in related compensation cost of $2.3 million ($1.9 million net of income tax).

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
A summary of the restricted share awards for each of the years in the period ended December 31 is as follows (actual amounts):

	2007	2006	2005

Time-vested restricted shares:
Shares awarded	688,513	1,123,566	210,000
Weighted-average share price at award date	$37.52	$37.30	$26.84
Weighted-average vesting period (years)	3.0	3.3	3.0

Performance-vested restricted shares:
Shares awarded (maximum available)	563,068	193,552	323,550
Weighted-average share price at award date	$35.79	$37.93	$26.86
Three-year performance period ended December 31	2009	2008	2007
Weighted-average award-date fair value	$13.63	$13.84	$8.92
A summary of the status of non-vested restricted shares at December 31, 2007, and changes during the year ended December 31, 2007, is presented below (actual amounts):

		Weighted-		Weighted-
	Time-Vested	Average	Performance-Vested	Average
	Restricted	Award-Date	Restricted Shares	Award-Date
	Shares Outstanding	Fair Value	Outstanding (1)	Fair Value

Non-vested restricted shares at January 1, 2007	946,660	$36.04	694,810	$9.15
Awarded	688,513	37.52	563,068	13.63
Vested	(717,335)	36.11	(105,118)	5.80
Forfeited	(49,262)	37.75	(436,510)	10.47

Non-vested restricted shares at December 31, 2007	868,576	$36.95	716,250	$12.36

(1)
The number of performance-vested restricted shares shown equals the shares that would vest if the “maximum” level of performance is achieved. The minimum number of shares is zero and the “target” level of performance is 67 percent of the amounts shown.

At December 31, 2007, there was $32.8 million of total unrecognized compensation cost related to non-vested share-based compensation arrangements awarded under the time-vested restricted stock plans. That cost is expected to be recognized over a remaining weighted-average period of 1.8 years. The total award-date fair value of time-vested restricted shares vested during the year ended December 31, 2007 was $25.9 million.
At December 31, 2007, there was $4.4 million of total unrecognized compensation cost related to the performance-vested restricted stock plans. That cost is expected to be recognized over a remaining weighted-average period of 1.8 years. The total potential compensation for performance-vested restricted stock is recognized over the service period, net of estimated forfeitures, regardless of whether the performance thresholds are ultimately achieved. During the year ended December 31, 2007, 105,118 performance-vested restricted shares for the 2004-2006 performance period vested and 141,064 shares of the same performance period were forfeited, however, compensation cost is accrued quarterly during the performance period. On February 7, 2008, 112,084 shares of the performance-vested restricted shares for the 2005-2007 performance period vested and 86,400 shares for the same performance period were forfeited.
Compensation cost recognized during the years ended December 31, 2007, 2006 and 2005 related to all restricted stock totaled $25.1 million ($20.3 million net of income tax), $15.5 million ($12.5 million net of income tax) and $7.4 million ($5.9 million net of income tax), respectively.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
The time-vested restricted stock is valued on the date of award at our underlying ordinary share price. The total potential compensation is recognized over the service period, net of estimated forfeitures. Prior to the adoption of SFAS No. 123R, unearned compensation was shown as a reduction of shareholders’ equity. The December 31, 2005 unearned compensation balance of $17.1 million was reclassified against Capital in excess of par value upon adoption of SFAS No. 123R. Effective January 1, 2006, the ordinary shares and related par value is recorded when the restricted stock is issued and Capital in excess of par value is recorded as the share-based compensation cost is recognized for financial reporting purposes.
The performance-vested restricted stock is valued on the date of grant based on the estimated fair value. Estimated fair value is determined based on numerous assumptions, including an estimate of the likelihood that the Company’s stock price performance will achieve the targeted thresholds and the expected forfeiture rate. The fair value is calculated using a Monte Carlo Simulation Model. The assumptions used to value the performance-vested restricted stock awards include historical volatility, risk-free interest rates, and expected dividends over a time period commensurate with the remaining term prior to vesting, as follows:

	2007	2006	2005

Valuation assumptions:
Expected volatility	32.0%	29.9%	35.4%
Expected dividend yield	0.2%	0.2%	0.2%
Risk-free interest rate	4.8%	4.8%	3.3%
Additionally, similar assumptions were made for each of the companies included in the defined index and the peer group of companies in order to simulate the future outcome using the Monte Carlo Simulation Model.
NOTE 7 — COMPREHENSIVE INCOME
We report and display comprehensive income in accordance with SFAS 130, Reporting Comprehensive Income (“SFAS 130”), which establishes standards for reporting and displaying comprehensive income and its components. SFAS 130 requires enterprises to display comprehensive income and its components in the enterprise’s financial statements, to classify items of comprehensive income by their nature in the financial statements and to display the accumulated balance of other comprehensive income separately in shareholders’ equity.
The following table sets forth the components of Accumulated Other Comprehensive Income (Loss), net of deferred taxes:

	December 31,
	2007	2006	2005
Foreign currency translation adjustments	$6,626	$2,962	$371
Unrealized gain (loss) on securities	—	—	(20,003)
Unrealized gain (loss) on foreign currency forward contracts	2,219	3,217	(1,397)
Unrealized gain (loss) on interest rate swaps	—	—	(2,509)
Deferred pension plan amounts	(13,912)	(26,055)	(1,815)

Accumulated other comprehensive loss	$(5,067)	$(19,876)	$(25,353)

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
NOTE 8 — INCOME TAXES
The Cayman Islands does not impose corporate income taxes. Consequently, income taxes have been provided based on the laws and rates in effect in the countries in which operations are conducted, or in which Noble and/or its subsidiaries are considered resident for income tax purposes. Our U.S. subsidiaries are subject to a U.S. corporate tax rate of 35 percent.
The components of the net deferred taxes were as follows:

	December 31,
	2007	2006

Deferred tax assets:
United States:
Net operating loss carryforwards	$—	$11,736
Tax credit for foreign deferred income taxes	2,305	2,565
Deferred pension plan amounts	4,547	9,674
Other	12,935	16,982
International:
Deferred pension plan amounts	2,126	3,227
Other	—	1,015

Deferred tax assets	21,913	45,199
Less: Valuation allowance	—	(11,736)

Net deferred tax assets	$21,913	$33,463

Deferred tax liabilities:
United States:
Excess of net book basis over remaining tax basis	$(259,459)	$(250,906)
International:
Excess of net book basis over remaining tax basis	(3,075)	(2,078)

Deferred tax liabilities	$(262,534)	$(252,984)

Net deferred tax liabilities	$(240,621)	$(219,521)

Income before income taxes consisted of the following:

	Year Ended December 31,
	2007	2006	2005

United States	$612,348	$455,960	$128,060
International	876,554	465,327	236,032

Total	$1,488,902	$921,287	$364,092

The income tax provision consisted of the following:

	Year Ended December 31,
	2007	2006	2005

Current — United States	$173,138	$136,493	$2,743
Current — International	89,244	48,791	28,446
Deferred — United States	12,891	3,144	36,786
Deferred — International	7,618	993	(579)

Total	$282,891	$189,421	$67,396

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
Effective January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), an interpretation of SFAS No. 109, Accounting for Income Taxes. As a result of the initial adoption of FIN 48, the Company recognized an additional reserve for uncertain tax positions and a corresponding reduction of retained earnings totaling $17.0 million. After the adoption of FIN 48 on January 1, 2007, the Company had $31.7 million (net of related tax benefits of $3.2 million) of reserves for uncertain tax positions, including estimated accrued interest and penalties totaling $6.6 million, which are included in Other Liabilities. At December 31, 2007, the reserves for uncertain tax positions totaled $61.2 million (net of related tax benefits of $6.9 million). If these reserves of $61.2 million are not realized, the provision for income taxes will be reduced by $34.8 million and equity would be directly increased by $26.4 million.
A reconciliation of FIN 48 amounts is as follows:

Gross balance at January 1, 2007	$34,910
Additions based on tax positions related to the current year (1)	30,949
Additions for tax positions of prior years	3,238
Settlements	(1,001)

Gross balance at December 31, 2007	68,096
Related tax benefits	(6,943)

Net reserve at December 31, 2007	$61,153

(1)	$20.5 million related to transactions recorded directly to equity.
We include as a component of our income tax provision potential accrued interest and penalties related to recognized tax contingencies within our global operations. Interest and penalties accrued in 2007 totaled $3.3 million.
The Company does not anticipate that any tax contingencies resolved in the next 12 months will have a material impact on our consolidated financial position or results of operations.
We conduct business globally and, as a result, we file numerous income tax returns in the U.S. and international jurisdictions. In the normal course of business we are subject to examination by taxing authorities throughout the world, including such jurisdictions as Brazil, Canada, Cyprus, Denmark, Equatorial Guinea, India, Luxembourg, Mexico, Nigeria, Norway, Qatar, Singapore, Switzerland, the Netherlands, the United Kingdom and the United States. The Company is no longer subject to U.S. Federal income tax examinations for years before 2004 and international income tax examinations for years before 2000.
A reconciliation of statutory and effective income tax rates is shown below:

	Year Ended December 31,
	2007	2006	2005

Statutory rate	0.0%	0.0%	0.0%
Effect of:
U.S. tax rate which is different than the Cayman Islands rate	13.7	15.2	10.8
Internal restructuring of non-U.S. assets	—	—	1.7
International tax rates which are different than the Cayman Islands rate	6.1	4.5	7.1
Reserve for tax authority audits	0.4	—	0.7
Release of valuation allowance	(0.8)	—	(1.5)
U.S. and international return to provision adjustments	(0.4)	0.9	(0.2)
Other	—	—	(0.1)

Total	19.0%	20.6%	18.5%

Certain of our subsidiaries file stand alone tax returns in the U.S. Our total U.S. net operating loss (“NOL”) carryforwards at December 31, 2006 for these subsidiaries was $33.6 million. Due to insufficient earnings history with these subsidiaries, we fully offset the deferred tax asset attributable to the U.S. NOL’s with a valuation allowance as of December 31, 2006. In the fourth quarter of 2007, we disposed of the businesses of the subsidiaries that generated these NOL’s.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
In 2007, we generated and utilized $34.4 million of U.S. foreign tax credits. In 2006, we fully utilized our Alternative Minimum Tax credit carryforwards and foreign tax credit carryforwards of $14.5 million and $9.3 million, respectively.
During 2005, the Company restructured certain of its non-U.S. assets and subsidiaries in a transaction designed to consolidate our non U.S.-owned drilling units and operations. The Company’s income tax provision for 2005 includes $6.3 million related to this asset consolidation.
Deferred income taxes and the related dividend withholding taxes have not been provided on approximately $596 million of undistributed earnings of our U.S. subsidiaries. We consider such earnings to be permanently reinvested in the U.S. It is not practicable to estimate the amount of deferred income taxes associated with these unremitted earnings. If such earnings were to be distributed, we would be subject to U.S. taxes, which would have a material impact on our profit and loss.
NOTE 9 — EMPLOYEE BENEFIT PLANS
Adoption of SFAS No. 158
In September 2006, the FASB issued SFAS No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of SFAS Nos. 87, 88, 106, and 132(R) (“SFAS No. 158”). The recognition and disclosure provisions of SFAS No. 158 are effective for fiscal years ending after December 15, 2006. The measurement date provisions are effective for fiscal years ending after December 15, 2008; however, these provisions have no impact on the Company as we currently use a December 31 measurement date for our pension plans. SFAS No. 158 contains a number of amendments to current accounting for defined benefit plans; however, the primary change is the requirement to recognize in the balance sheet the overfunded or underfunded status of a defined benefit plan measured as the difference between the fair value of plan assets and the projected benefit obligation. Shareholders’ equity is increased or decreased (through “Other comprehensive income”) for the overfunded or underfunded status. SFAS No. 158 does not change the determination of pension plan liabilities or assets, or the income statement recognition of periodic pension expense. The Company adopted SFAS No. 158 on December 31, 2006 and retrospective application was not permitted. Upon adoption, Other Assets were reduced by $8.9 million, Current Liabilities were increased by $4.9 million, Other Liabilities were increased by $22.3 million, Deferred Income Taxes were reduced by approximately $11.9 million and Shareholders’ Equity (Accumulated other comprehensive loss) was reduced by approximately $24.2 million. The adoption of SFAS No. 158 had no impact on the results of operations or cash flows.
Defined Benefit Plans
We have a U.S. noncontributory defined benefit pension plan which covers certain salaried employees and a U.S. noncontributory defined benefit pension plan which covers certain hourly employees, whose initial date of employment is prior to August 1, 2004 (collectively referred to as our “qualified domestic plans”). These plans are governed by the Noble Drilling Corporation Retirement Trust (the “Trust”). The benefits from these plans are based primarily on years of service and, for the salaried plan, employees’ compensation near retirement. These plans qualify under the Employee Retirement Income Security Act of 1974 (“ERISA”), and our funding policy is consistent with funding requirements of ERISA and other applicable laws and regulations. We make cash contributions to the qualified domestic plans when required. The benefit amount that can be covered by the qualified domestic plans is limited under ERISA and the Internal Revenue Code (“IRC”) of 1986. Therefore, we maintain an unfunded, nonqualified excess benefit plan designed to maintain benefits for all employees at the formula level in the qualified domestic plans. We refer to the qualified domestic plans and the excess benefit plan collectively as the “domestic plans”.
Each of Noble Drilling (U.K.) Limited, Noble Enterprises Limited and Noble Drilling (Nederland) B.V., all indirect, wholly-owned subsidiaries of Noble, maintains a pension plan which covers all of its salaried, non-union employees (collectively referred to as our “international plans”). Benefits are based on credited service and employees’ compensation near retirement, as defined by the plans.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
A reconciliation of the changes in projected benefit obligations (“PBO”) for our international and domestic plans is as follows:

	Year Ended December 31,
	2007		2006
	International	Domestic	International	Domestic

Benefit obligation at beginning of year	$76,562	$104,817	$65,793	$90,962
Service cost	4,807	6,660	3,103	5,427
Interest cost	4,147	5,977	3,268	4,947
Actuarial loss (gain)	2,355	(4,025)	(542)	5,218
Plan amendment	—	867	—	929
Benefits paid	(2,642)	(13,444)	(1,288)	(2,666)
Plan participants’ contributions	502	—	212	—
Foreign exchange rate changes	2,862	—	6,137	—
Other	—	—	(121)	—

Benefit obligation at end of year	$88,593	$100,852	$76,562	$104,817

For the international plans, the actuarial loss in 2007 is a result of modifications to an international plan along with certain updated actuarial assumptions. In 2006, the actuarial loss of the domestic plans resulted from higher compensation, as well as the transfer of certain employees from the hourly plan (where future salary increases are not a factor) to the salaried plan.
A reconciliation of the changes in fair value of plan assets is as follows:

	Year Ended December 31,
	2007		2006
	International	Domestic	International	Domestic

Fair value of plan assets at beginning of year	$82,015	$86,382	$62,480	$72,112
Actual return on plan assets	10,269	11,709	4,589	6,582
Employer contributions	22,580	31,653	9,574	10,354
Benefits and expenses paid	(2,642)	(13,444)	(1,288)	(2,666)
Plan participants’ contributions	502	—	212	—
Foreign exchange rate changes	3,008	—	6,569	—
Other	—	—	(121)	—

Fair value of plan assets at end of year	$115,732	$116,300	$82,015	$86,382

The funded status of the plans is as follows:

	December 31,
	2007		2006
	International	Domestic	International	Domestic

Funded status	$27,139	$15,448	$5,453	$(18,435)

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
Amounts recognized in the Consolidated Balance Sheets consist of:

	December 31,
	2007		2006
	International	Domestic	International	Domestic

Other assets (noncurrent)	$27,167	$24,037	$8,759	$2,686
Other liabilities (current)	—	(283)	—	(2,099)
Other liabilities (noncurrent)	(28)	(8,306)	(3,306)	(19,022)

Net amount recognized	$27,139	$15,448	$5,453	$(18,435)

Amounts recognized in the Accumulated Other Comprehensive Loss consist of:

	December 31,
	2007		2006
	International	Domestic	International	Domestic

Net actuarial loss	$6,742	$10,493	$9,805	$27,102
Prior service cost	—	2,498	—	1,098
Transition obligation	852	—	951	—
Deferred income tax asset	(2,126)	(4,547)	(3,227)	(9,674)

Accumulated other comprehensive loss	$5,468	$8,444	$7,529	$18,526

Pension cost includes the following components:

	Year Ended December 31,
	2007		2006		2005
	International	Domestic	International	Domestic	International	Domestic

Service cost	$4,807	$6,660	$3,103	$5,427	$2,455	$4,637
Interest cost	4,147	5,977	3,268	4,947	2,670	4,318
Return on plan assets	(5,251)	(6,599)	(3,598)	(5,796)	(3,094)	(4,718)
Pension obligation settlement	—	4,993	—	—	—	—
Amortization of prior service cost	—	397	—	336	—	262
Amortization of transition obligation	162	—	156	—	159	—
Recognized net actuarial loss	323	1,520	257	1,376	13	831

Net pension expense	$4,188	$12,948	$3,186	$6,290	$2,203	$5,330

The estimated prior service cost, transition obligation and net actuarial loss that will be amortized from Accumulated Other Comprehensive Income (Loss) into net periodic pension cost in 2008 are $0, $169,000 and $163,000, respectively, for international plans and $740,000, $0 and $0, respectively, for domestic plans.
In 2007, a pension obligation was paid from the U.S. noncontributory defined benefit pension plan in a lump-sum cash payment as full settlement of benefits due to a former employee under the plan.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
Defined Benefit Plans — Disaggregated Plan Information
Disaggregated information regarding our international and domestic plans is summarized below:

	December 31,
	2007		2006
	International	Domestic	International	Domestic

Projected benefit obligation	$88,593	$100,852	$76,562	$104,817
Accumulated benefit obligation	84,003	70,275	71,659	76,574
Fair value of plan assets	115,732	116,300	82,015	86,382
The following table provides information related to those plans in which the PBO exceeded the fair value of the plan assets at December 31, 2007 and 2006. The PBO is the actuarially computed present value of earned benefits based on service to date and includes the estimated effect of any future salary increases.

	December 31,
	2007		2006
	International	Domestic	International	Domestic

Projected benefit obligation	$3,922	$8,589	$25,262	$92,198
Fair value of plan assets	3,894	—	21,956	71,077
The PBO for the unfunded excess benefit plan was $8.6 million and $16.3 million at December 31, 2007 and 2006, respectively, and is included under “Domestic” in the above tables.
The following table provides information related to those plans in which the accumulated benefit obligation (“ABO”) exceeded the fair value of plan assets at December 31, 2007 and 2006. The ABO is the actuarially computed present value of earned benefits based on service to date, but differs from the PBO in that it is based on current salary levels.

	December 31,
	2007		2006
	International	Domestic	International	Domestic

Accumulated benefit obligation	$—	$3,438	$3,321	$11,142
Fair value of plan assets	—	—	3,175	—
The ABO for the unfunded excess benefit plan was $3.4 million and $11.1 million at December 31, 2007 and 2006, respectively, and is included under “Domestic” in the above tables.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
Defined Benefit Plans — Key Assumptions
The key assumptions for the plans are summarized below:

	December 31,
	2007		2006
	International	Domestic	International	Domestic

Weighted-average assumptions used to determine benefit obligations:
Discount rate	5.1%-5.3%	6.5%	4.5%-5.1%	5.8%-6.0%
Rate of compensation increase	3.9%	5.0%	3.6%-3.9%	5.0%

	December 31,
	2007		2006		2005
	International	Domestic	International	Domestic	International	Domestic

Weighted-average assumptions used to determine net periodic benefit cost:

Discount rate	4.5%-6.0%	5.8%-6.0%	4.5%-5.1%	5.5%	4.8%-5.7%	5.8%
Expected long-term return on plan assets	3.8%-6.5%	7.8%	3.8%-6.3%	7.8%	4.0%-6.3%	7.8%
Rate of compensation increase	3.9%-4.2%	5.0%	3.9%	5.0%	3.6%-3.9%	5.0%
The discount rates used to calculate the net present value of future benefit obligations for both our domestic and international plans are based on the average of current rates earned on long-term bonds that receive a Moody’s rating of “Aa” or better. The third-party consultants we employ for our domestic and international plans have determined that the timing and amount of expected cash outflows on our plans reasonably matches this index.
We employ third-party consultants for our domestic and international plans that use a portfolio return model to assess the initial reasonableness of the expected long-term rate of return on plan assets. To develop the expected long-term rate of return on assets, the Company considered the current level of expected returns on risk free investments (primarily government bonds), the historical level of risk premium associated with the other asset classes in which the portfolio is invested and the expectations for future returns of each asset class. The expected return for each asset class was then weighted based on the target asset allocation to develop the expected long-term rate of return on assets for the portfolio.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
Defined Benefit Plans — Plan Assets
The qualified domestic plans’ Trust invests in equity securities, fixed income debt securities, and cash equivalents and other short-term investments. The Trust may invest in these investments directly or through pooled vehicles, including mutual funds.
The targeted and actual asset allocations by asset category for the qualified domestic defined benefit pension plans are as follows:

	December 31,
	2007			2006
	Target
	Allocation	Actual		Actual
	or Range	Allocation	Assets	Allocation	Assets

Asset category:
Equity securities	66%	67%	$78,237	66%	$56,999
Debt securities	32%	31%	35,423	31%	26,647
Cash	2%	2%	2,640	3%	2,736

Total plan assets	100%	100%	$116,300	100%	$86,382

Any deviation from the target range of asset allocations must be approved by the Trust’s governing committee. The performance objective of the Trust is to outperform the return of the Total Index Composite as constructed to reflect the target allocation weightings for each asset class. This objective should be met over a market cycle, which is defined as a period not less than three years or more than five years. Domestic equity securities (common stock, convertible preferred stock and convertible bonds) should achieve a total return (after fees) that exceeds the total return of an appropriate market index over a full market cycle of three to five years. International equity securities (common stock, convertible preferred stock and convertible bonds), either from developed or emerging markets, should achieve a total return (after fees) that exceeds the total return of an appropriate market index over a full market cycle of three to five years. Fixed income debt securities should achieve a total return (after fees) that exceeds the total return of an appropriate market index over a full market cycle of three to five years. Cash equivalent and short-term investments should achieve relative performance better than the 90-day Treasury bills. When mutual funds are used by the Trust, those mutual funds should achieve a total return that equals or exceeds the total return of each fund’s appropriate Lipper or Morningstar peer category over a full market cycle of three to five years. Lipper and Morningstar are independent mutual fund rating and information services.
For investments in equity securities, no individual options or financial futures contracts are purchased unless approved in writing by the Trust’s governing committee. In addition, no private placements or purchases of venture capital are allowed. The maximum commitment to a particular industry, as defined by Standard & Poor’s, may not exceed 20 percent. The Trust’s equity managers vote all proxies in the best interest of the Trust without regards to social issues. The Trust’s governing committee reserves the right to comment on and exercise control over the response to any individual proxy solicitation.
For fixed income debt securities, corporate bonds purchased are primarily limited to investment grade securities as established by Moody’s or Standard & Poor’s. At no time shall the lowest investment grade make up more than 20 percent of the total market value of the Trust’s fixed income holdings. The total fixed income exposure from any single non-government or government agency issuer shall not exceed 10 percent of the Trust’s fixed income holdings. The average duration of the total portfolio shall not exceed seven years. All interest and principal receipts are swept, as received, into an alternative cash management vehicle until reallocated in accordance with the Trust’s core allocation.
For investments in mutual funds, the assets of the Trust are subject to the guidelines and limits imposed by such mutual fund’s prospectus and the other governing documentation at the fund level.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
For investments in cash equivalent and short-term investments, the Trust utilizes a money market mutual fund which invests in U.S. government and agency obligations, repurchase agreements collateralized by U.S. government or agency securities, commercial paper, bankers’ acceptances, certificate of deposits, delayed delivery transactions, reverse repurchase agreements, time deposits and Euro obligations. Bankers’ acceptances shall be made in larger banks (ranked by assets) rated “Aa” or better by Moody’s and in conformance with all FDIC regulations concerning capital requirements.
Equity securities include Noble’s ordinary shares in the amounts of $6.2 million (5.3 percent of total domestic plan assets) and $4.2 million (4.9 percent of total domestic plan assets) at December 31, 2007 and 2006, respectively.
Our international pension plans invest in equity securities, fixed income debt securities, and cash equivalents and other short-term investments.
The actual asset allocations by asset category for the international pension plans are as follows:

	December 31,
	2007		2006
	Actual		Actual
	Allocation	Assets	Allocation	Assets

Asset category:
Equity securities	42%	$48,435	49%	$40,555
Debt securities	58%	67,232	43%	35,013
Cash	—	65	8%	6,368
Other	—	—	—	79

Total plan assets	100%	$115,732	100%	$82,015

Both the Noble Enterprises Limited and Noble Drilling (Nederland) B.V. pension plans have a targeted asset allocation of 100 percent debt securities. The investment objective for the Noble Enterprises Limited plan assets is to earn a favorable return against the Salomon Brothers U.S. Government Bond Index for all maturities greater than one year. The investment objective for the Noble Drilling (Nederland) B.V. plan assets is to earn a favorable return against the Salomon Brothers EMU Government Bond Index for all maturities greater than one year. We evaluate the performance of these plans on an annual basis.
There is no target asset allocation for the Noble Drilling (U.K.) Limited pension plan. However, the investment objective of the plan, as adopted by the plan’s trustees, is to achieve a favorable return against a benchmark of blended United Kingdom market indexes. By achieving this objective, the trustees believe the plan will be able to avoid significant volatility in the contribution rate and provide sufficient plan assets to cover the plan’s benefit obligations were the plan to be liquidated. To achieve these objectives, the trustees have given the plan’s investment managers full discretion in the day-to-day management of the plan’s assets. The plan’s assets are divided between two investment managers. The performance objective communicated to one of these investment managers is to exceed a blend of FTSE UK Gilts index and Deutsche Börse’s iBoxx Non Gilts index by 1.25 percent per annum. The performance objective communicated to the other investment manager is to exceed a blend of FTSE’s All Share index, North America index, Europe index and Pacific Basin index by 1.00 to 2.00 percent per annum. This investment manager is prohibited by the trustees from investing in real estate. The trustees meet with the investment managers periodically to review and discuss their investment performance.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
Defined Benefit Plans — Cash Flows
In 2007, we made total contributions of $22.6 million and $31.7 million to our international and domestic pension plans, respectively. In 2006, we made total contributions of $9.6 million and $10.4 million to our international and domestic pension plans, respectively. We made total contributions of $7.0 million and $12.0 million to our international and domestic pension plans in 2005, respectively. We expect contributions to our international and domestic plans in 2008, subject to applicable law, to aggregate $9.1 million.
In August 2006, U.S. President Bush signed into law the Pension Protection Act of 2006 (“PPA”). The PPA requires that pension plans become fully funded over a seven-year period beginning in 2008 and increases the amount we are allowed to contribute to our domestic pension plans in the near term.
Estimated benefit payments from our domestic plans are $3.0 million for 2008, $3.1 million for 2009, $3.4 million for 2010, $4.2 million for 2011, $4.3 million for 2012 and $32.6 million in the aggregate for the five years thereafter.
Estimated benefit payments from our international plans are $1.1 million for 2008, $1.2 million for 2009, $1.4 million for 2010, $1.5 million for 2011, $1.7 million for 2012 and $13.5 million in the aggregate for the five years thereafter.
Other Benefit Plans
We sponsor the Noble Drilling Corporation 401(k) Savings Restoration Plan (“Restoration Plan”). The Restoration Plan is a nonqualified, unfunded employee benefit plan under which certain highly compensated employees of the Company may elect to defer compensation in excess of amounts deferrable under the Company’s 401(k) savings plan and, subject to certain limitations specified in the plan, receive employer matching contributions (which were made in Noble’s ordinary shares until April 1, 2007, after which such contributions are made in cash). The employer matching amount is limited in the same manner as are employer matching contributions under the Company’s 401(k) savings plan. The Restoration Plan has no assets, and amounts withheld from employees for the Restoration Plan are kept by the Company for general corporate purposes. The investments selected by employees and associated returns are tracked on a phantom basis. Accordingly, the Company has a liability to the employee for amounts originally withheld plus phantom investment income or less phantom investment losses. The Company is at risk for phantom investment income and, conversely, benefits should phantom investment losses occur. At December 31, 2007 and 2006, the Company’s liability for the Restoration Plan, along with a similar Canadian plan, was $19.2 million and $20.9 million, respectively, and is included in Accrued payroll and related costs.
In 2005 we enacted a profit sharing plan, the Noble Drilling Corporation Profit Sharing Plan, which covers eligible employees, as defined. Participants in the plan become fully vested in the plan after five years of service, three years beginning in 2007. Profit sharing contributions are discretionary, require board of directors approval and are made in the form of cash. Contributions recorded related to this plan totaled $2.0 million, $0.7 million and $1.0 million in 2007, 2006 and 2005, respectively.
We sponsor a 401(k) savings plan, a medical plan and other plans for the benefit of our employees. The cost of maintaining these plans aggregated $37.4 million, $28.8 million and $24.9 million in 2007, 2006 and 2005, respectively. We do not provide post-retirement benefits (other than pensions) or any post-employment benefits to our employees.
NOTE 10 — DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES
We periodically enter into derivative instruments to manage our exposure to fluctuations in interest rates and foreign currency exchange rates, and we may conduct hedging activities in future periods to mitigate such exposure. We have documented policies and procedures to monitor and control the use of derivative instruments. We do not engage in derivative transactions for speculative or trading purposes, nor are we a party to leveraged derivatives.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
Our North Sea operations have a significant amount of their cash operating expenses payable in either the Euro or British Pound and the Company maintains forward currency contracts settling monthly in Euro and British Pounds. The forward contracts that settled in 2006 and 2007 represented approximately 63 percent and 56 percent, respectively, of our forecasted Euro and British Pound requirements. The Euro-denominated forward contracts settling in 2008 represent approximately 60 percent of our forecasted Euro requirements. The British Pound-denominated forward contracts settling in 2008 represent approximately 28 percent of our forecasted British Pound requirements. The notional amount of forward contracts outstanding at December 31, 2007 was approximately 15.1 million Euros and 10.8 million British Pounds. The aggregate notional amount of these forward contracts, expressed in U.S. Dollars, was $41.4 million at December 31, 2007.
All of the above foreign currency forward contracts were accounted for as cash flow hedges under SFAS No. 133, as amended. The fair market value of those derivative instruments is included in Other current assets or Other current liabilities with the cumulative unrealized gain or loss included in Accumulated Other Comprehensive Income (Loss) in our Consolidated Balance Sheets. The fair market value of outstanding foreign currency forward contracts was $2.2 million and $3.2 million at December 31, 2007 and 2006, respectively. Hedge effectiveness is measured quarterly based on the relative cumulative changes in fair value between derivative contracts and the hedge item over time. Any change in fair value resulting from ineffectiveness is recognized immediately in earnings. We did not recognize a gain or loss due to hedge ineffectiveness in our Consolidated Statements of Income during the years ended December 31, 2007, 2006 and 2005.
Reference is made to Note 4 above for discussion of the forward currency contract entered into on March 15, 2006 to hedge the Company’s investment in Smedvig. On December 22, 2005, we borrowed $600 million under a credit agreement, which was entered into to finance a portion of the acquisition of the Owned Shares. In order to reduce our exposure to changes in interest rates between the date of borrowing and its expected refinancing, we entered into interest rate swaps on December 19, 2005 with notional amounts totaling $600 million. On January 27, 2006, we terminated these interest rate swaps at no cost to us.
The balance of the net unrealized gain or loss related to our foreign currency forward contracts and interest rate swaps included in Accumulated other comprehensive loss and related activity for 2007, 2006 and 2005 is as follows.

	2007	2006	2005

Net unrealized gain (loss) at beginning of period	$3,217	$(3,906)	$—
Activity during period:
Settlement of forward contracts outstanding at beginning of period	(2,954)	1,397	—
Net unrealized gain (loss) on outstanding forward contracts	1,956	3,217	(1,397)
Net unrealized gain (loss) on outstanding interest rate swaps	—	—	(2,509)
Settlement of interest rate swaps	—	2,509	—

Net unrealized gain (loss) at December 31	$2,219	$3,217	$(3,906)

NOTE 11 — FINANCIAL INSTRUMENTS AND CREDIT RISK
Concentration of Credit Risk
The market for our services is the offshore oil and gas industry, and our customers consist primarily of government-owned oil companies, major integrated oil companies and independent oil and gas producers. We perform ongoing credit evaluations of our customers and generally do not require material collateral. We maintain reserves for potential credit losses when necessary. Our results of operations and financial condition should be considered in light of the fluctuations in demand experienced by drilling contractors as changes in oil and gas producers’ expenditures and budgets occur. These fluctuations can impact our results of operations and financial condition as supply and demand factors directly affect utilization and dayrates, which are the primary determinants of our net cash provided by operating activities.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
In 2007, one customer accounted for approximately 15 percent of consolidated operating revenues. No other customer accounted for more than 10 percent of consolidated operating revenues in 2007. In 2006, one customer accounted for approximately 12 percent of consolidated operating revenues. No other customer accounted for more than 10 percent of consolidated operating revenues in 2006. In 2005, one customer accounted for approximately 12 percent of consolidated operating revenues and another customer accounted for approximately 10 percent of consolidated operating revenues. No other customer accounted for more than 10 percent of consolidated operating revenues in 2005.
Fair Value of Financial Instruments
The following table presents the carrying amount and estimated fair value of the Company’s financial instruments at December 31, 2007 and 2006.

	December 31,
	2007		2006
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value

Long-term debt —
Bank Credit Agreement	$100,000	$100,000	$—	$—
6.95% Senior Notes due 2009	149,987	153,188	149,977	151,875
7.50% Senior Notes due 2019	201,695	217,936	201,695	222,782
5.875% Senior Notes due 2013	299,800	303,867	299,764	296,661
Project financing — Thompson Notes	33,034	33,034	42,662	42,662

Derivative Instruments —
Foreign currency forward contracts	2,219	2,219	3,217	3,217
The fair value of our Senior Notes was based on the quoted market prices for similar issues or on the current rates offered to us for debt of similar remaining maturities. The fair value of the indebtedness outstanding under our floating interest rate Bank Credit Agreement and the Thompson Notes approximates their respective carrying values. The derivative instruments have been valued using actively quoted prices and quotes obtained from the counterparties to the derivative agreements. The Company’s cash and cash equivalents, trade receivables and trade payables are by their very nature short-term, accordingly, the carrying values included in the accompanying Consolidated Balance Sheets approximate fair value.
NOTE 12 — COMMITMENTS AND CONTINGENCIES
Noble Asset Company Limited (“NACL”), a wholly-owned, indirect subsidiary of Noble, was named one of 21 parties served a Show Cause Notice (“SCN”) issued by the Commissioner of Customs (Prev.), Mumbai, India (the “Commissioner”) in August 2003. The SCN concerned alleged violations of Indian customs laws and regulations regarding one of our jackups. The Commissioner alleged certain violations to have occurred before, at the time of, and after NACL acquired the rig from the rig’s previous owner. In the purchase agreement for the rig, NACL received contractual indemnification against liability for Indian customs duty from the rig’s previous owner. In connection with the export of the rig from India in 2001, NACL posted a bank guarantee in the amount of $3.8 million and a customs bond in the amount of $24.6 million, both of which remain in place. In March 2005, the Commissioner passed an order against NACL and the other parties cited in the SCN seeking (i) to invoke the bank guarantee posted on behalf of NACL as a fine, (ii) to demand duty of (a) $19.2 million plus interest related to a 1997 alleged import and (b) $21.8 million plus interest related to a 1999 alleged import, provided that the duty and interest demanded in (b) would not be payable if the duty and interest demanded in (a) were paid by NACL, and (iii) to assess a penalty of $0.5 million against NACL. NACL appealed the order of the Commissioner to the Customs, Excise & Service Tax Appellate Tribunal (“CESTAT”). At a hearing on April 5, 2006, CESTAT upheld NACL’s appeal and overturned the Commissioner’s March 2005 order against NACL in its entirety. CESTAT thereafter issued its written judgment dated August 8, 2006 upholding NACL’s appeal on all grounds and setting aside the duty demand, interest, fine and penalty. The Commissioner filed an appeal in the Bombay High Court challenging the order passed by CESTAT. In April 2007, the Division Bench of the Bombay High Court ruled that the Commissioner’s appeal is maintainable and ordered that for the time being the customs bond and the bank guarantee should continue to remain in place. The appeal hearing in the Bombay High Court concluded in February 2008, and to date the Division Bench of the Bombay High Court has not delivered its order. NACL continues to pursue contractual indemnification against liability for Indian customs duty and related costs and expenses against the rig’s previous owner in arbitration proceedings in London, which proceedings the parties have temporarily stayed pending further developments in the Indian proceeding. We do not believe the ultimate resolution of this matter will have a material adverse effect on our financial position, results of operations or cash flows.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
We operate in a number of countries throughout the world and our income tax returns filed in those jurisdictions are subject to review and examination by tax authorities within those jurisdictions. We are currently contesting several tax assessments and may contest future assessments when we believe the assessments are in error. We cannot predict or provide assurance as to the ultimate outcome of the existing or future assessments. We believe the ultimate resolution of the outstanding assessments which we have not accrued for will not have a material adverse effect on our consolidated financial statements. Upon our adoption of FIN 48, effective January 1, 2007, we began to recognize uncertain tax positions that we believe have a greater than 50 percent likelihood of being sustained. See Note 8 for additional information regarding FIN 48.
Certain of our international income tax returns have been examined for the 2002 through 2004 periods and audit claims have been assessed for approximately $104 million (including interest and penalties). We believe audit claims of an additional $22 million to $24 million attributable to other business tax returns may be assessed against the Company. We have contested, or intend to contest, most of the audit findings, including through litigation if necessary, and we do not believe that there is greater than 50 percent likelihood that additional taxes will be incurred. Accordingly, no accrual has been made for such amounts.
We are from time to time a party to various lawsuits that are incidental to our operations in which the claimants seek an unspecified amount of monetary damages for personal injury, including claims under the Jones Act, purportedly resulting from exposure to asbestos on drilling rigs and associated facilities. At January 31, 2008, there were approximately 38 of these lawsuits in which we are one of many defendants, two of which are scheduled for trial in 2008. These lawsuits have been filed in the states of Louisiana, Mississippi and Texas. Exposure related to these lawsuits is not currently determinable. We intend to defend vigorously against the litigation.
We are a defendant in certain claims and litigation arising out of operations in the ordinary course of business, the resolution of which, in the opinion of management, will not be material to our financial position, results of operations or cash flows.
During the fourth quarter of 2007, our Nigerian subsidiary received letters from a Nigerian government agency seeking to collect a two percent surcharge on contract amounts under contracts performed by “vessels”, within the meaning of Nigeria’s cabotage laws, engaged in the Nigerian coastal shipping trade. Although we do not believe that these letters are applicable to the Company’s ownership of drilling units, the agency may be seeking to apply a provision of the Nigerian cabotage laws (which became effective on May 1, 2004) to our offshore drilling units by considering these units to be “vessels” within the meaning of those laws and therefore subject to the surcharge, which is imposed only upon “vessels”. Our offshore drilling units are not engaged in the Nigerian coastal shipping trade and are not in our view “vessels” within the meaning of Nigeria’s cabotage laws. On January 24, 2008, we filed an originating summons in the Federal High Court of Lagos, Nigeria seeking, among other things, a declaration that our drilling operations do not constitute “coastal trade” or “cabotage” within the meaning of Nigeria’s cabotage laws and our offshore drilling units are not “vessels” within the meaning of those laws. We intend to take all further appropriate legal action to resist the application of Nigeria’s cabotage laws to our drilling units. The outcome of any such legal action and the extent to which we may ultimately be responsible for the surcharge is uncertain. If it is ultimately determined that offshore drilling units constitute vessels within the meaning of the Nigerian cabotage laws, we may be required to pay the surcharge and comply with other aspects of the Nigerian cabotage laws, which could adversely affect our operations in Nigerian waters and require us to incur additional costs of compliance.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
We maintain various levels of self-insured retention for certain losses including property damage, loss of revenue, employers’ liability, and general liability, among others. We maintain certain insurance coverage against specified marine liabilities, including liability for physical damage to our drilling rigs, and loss of hire on certain of our rigs. In 2006, the marine energy insurance market experienced tightened coverage terms and conditions, as is particularly evidenced by the introduction of U.S. named windstorm aggregate coverage limits. In 2007, we maintained a $10 million deductible on our marine package coverage; however, the aggregate coverage limit for named windstorm insurance on our U.S. Gulf of Mexico fleet decreased from $240 million to $200 million. Our loss of hire coverage is subject to a 60-day waiting period deductible. The Company currently has nine units in the U.S. Gulf of Mexico, consisting of six semisubmersibles and three submersibles.
The 2005 losses sustained in the oil and gas industry from Hurricanes Katrina and Rita had a material adverse impact on marine energy insurance markets. Subsequent to these losses, the insurance industry has generally priced premiums for renewal programs of insured parties that sustained losses from the hurricanes on a basis designed to recover hurricane-related underwriting losses in an accelerated manner, particularly for companies that have exposure in the U.S. Gulf of Mexico. No assurance can be given that we will be able to obtain or maintain adequate insurance in the future at rates and with deductible or retention amounts that we consider commercially reasonable or that we will be able to obtain insurance against some risks.
Although we maintain insurance in the geographic areas in which we operate, pollution, reservoir damage and environmental risks generally are not fully insurable. Our insurance policies and contractual rights to indemnity may not adequately cover our losses or may have exclusions of coverage for some losses. We do not have insurance coverage or rights to indemnity for all risks, including loss of hire insurance on most of the rigs in our fleet. Uninsured exposures may include war risk, activities prohibited by U.S. laws and regulations, radiation hazards, certain loss or damage to property on board our rigs and losses relating to terrorist acts or strikes. If a significant accident or other event occurs and is not fully covered by insurance or contractual indemnity, it could adversely affect our financial position, results of operations or cash flows. There can be no assurance that those parties with contractual obligations to indemnify us will necessarily be financially able to indemnify us against all these risks.
We carry, directly and indirectly, protection and indemnity insurance for personal injury to our offshore drilling crews. Since February 2004, our protection and indemnity policy has had a standard deductible of $1 million per occurrence and we retain $5 million of claims in the aggregate beyond the standard deductible.
Our capital expenditures and major maintenance expenditures for 2008 are budgeted at approximately $1.45 billion. In connection with our capital expenditure program, we have entered into certain commitments, including outstanding purchase commitments of approximately $776.8 million at December 31, 2007.
At December 31, 2007, we had certain noncancelable, long-term operating leases, principally for office space and facilities, with various expiration dates. Future minimum rentals under these leases aggregate $6.9 million for 2008, $5.7 million for 2009, $4.3 million for 2010, $1.6 million for 2011, $0.1 million for 2012, and $3.7 million thereafter. Rental expense for all operating leases was $9.0 million, $6.8 million and $5.0 million for the years ended December 31, 2007, 2006 and 2005, respectively.
We have entered into employment agreements with certain of our executive officers, as well as certain other employees. These agreements become effective upon a change of control of Noble (within the meaning set forth in the agreements) or a termination of employment in connection with or in anticipation of a change of control, and remain effective for three years thereafter. These agreements provide for compensation and certain other benefits under such circumstances.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
Internal Investigation
  In June 2007, we announced that we were conducting an internal investigation of our Nigerian operations, focusing on the legality under the FCPA and local laws of our Nigerian affiliate’s reimbursement of certain expenses incurred by our customs agents in connection with obtaining and renewing permits for the temporary importation of drilling units and related equipment into Nigerian waters, including permits that are necessary for our drilling units to operate in Nigerian waters. We also announced that the audit committee of Noble’s board of directors had engaged a leading law firm with significant experience in investigating and advising on FCPA matters to lead the investigation as independent outside counsel. The scope of the investigation also includes our dealings with customs agents and customs authorities in certain parts of the world other than Nigeria in which we conduct our operations, as well as dealings with other types of local agents in Nigeria and these other parts of the world. There can be no assurance that evidence of additional potential FCPA violations may not be uncovered through the investigation.
The audit committee commissioned the internal investigation after our management brought to the attention of the audit committee a news release issued by another company that disclosed that the other company was conducting an internal investigation into the FCPA implications of certain actions by a customs agent in Nigeria in connection with the temporary importation of that company’s vessels into Nigeria. Our drilling units that conduct operations in Nigeria do so under temporary import permits, and management considered it prudent to review our own practices in this regard.
We voluntarily contacted the SEC and the U.S. Department of Justice (“DOJ”) to advise them that an independent investigation was under way. We have been cooperating, and intend to continue to cooperate, fully with both agencies. If the SEC or the DOJ determines that violations of the FCPA have occurred, they could seek civil and criminal sanctions, including monetary penalties, against us and/or certain of our employees, as well as additional changes to our business practices and compliance programs, any of which could have a material adverse effect on our business or financial condition. In addition, such actions, whether actual or alleged, could damage our reputation and ability to do business, to attract and retain employees, and to access capital markets. Further, detecting, investigating, and resolving such actions is expensive and consumes significant time and attention of our senior management.
The internal investigation is ongoing, and we cannot predict whether either the SEC or the DOJ will open its own proceeding to investigate this matter, or if a proceeding is opened, what potential remedies these agencies may seek. We could also face fines or sanctions in relevant foreign jurisdictions. Based on information obtained to date in our internal investigation, we have not determined that any potential liability that may result is either probable or can be reasonably estimated. As a result, we have not made any accrual in our financial statements at December 31, 2007.
We previously disclosed that, due to the ongoing internal investigation, we had not been able to obtain or renew temporary import permits for our seven drilling units operating offshore Nigeria, although Nigerian customs authorities had informed us that our applications for permits for our drilling units would be approved. Currently, six of the seven drilling units are operating offshore Nigeria, and the seventh drilling unit is undergoing modifications and regulatory inspections outside of Nigeria. We have now received temporary import permit extension documentation from the Nigerian Customs Service and have been engaged in causing bank bonds to be issued, and delivered to and accepted by, the Nigerian Customs Service as is required by the extension documentation in order to cause the permit extensions to become effective. We have completed this bonding process for five of the six units still operating offshore Nigeria. The administrative process at the Nigerian Customs Service is not yet completed for the sixth unit, but we expect this process to be completed shortly. The term of each extended permit is through May 27, 2008. Since the seventh unit is no longer in Nigerian waters, we would need to obtain a new temporary import permit for the unit upon any return of the unit to Nigeria following completion of its modifications and regulatory inspections. Our management continues to seek to avoid material disruption to our Nigerian operations; however, there can be no assurance that we will be able to obtain new permits or further extensions necessary to continue operations with our drilling units in Nigeria after expiration of the term of the permit extensions. If we cannot obtain a new permit or a further extension necessary to continue operations of any unit, we may need to terminate the drilling contract of such unit and relocate such unit from Nigerian waters. We cannot predict what changes, if any, relating to temporary import permit policies and procedures may be established or implemented in Nigeria in the future, or how any such changes may impact our business there.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
Notwithstanding that the internal investigation is ongoing, we have concluded that certain changes to our FCPA compliance program would provide us greater assurance that our assets are not used, directly or indirectly, to make improper payments, including customs payments, and that we are in compliance with the FCPA’s record-keeping requirements. Although we have had a long-time published policy requiring compliance with the FCPA and broadly prohibiting any improper payments by us to government officials, we have since the commencement of the internal investigation adopted, and may adopt additional, intermediate measures intended to enhance FCPA compliance procedures. Additional measures may be required once the investigation concludes.
For the year ended December 31, 2007, the Company has incurred legal fees and related costs of $14.9 million related to the internal investigation. It is anticipated that additional costs will be incurred in future periods, but the amount thereof cannot be presently determined.
NOTE 13 — HURRICANE LOSSES AND RECOVERIES
Certain of our rigs operating in the U.S. Gulf of Mexico sustained damage in 2005 as a result of Hurricanes Katrina and Rita. All such units returned to work by April 2006.
During the fourth quarter of 2007, we recognized a net recovery of $5.1 million on the final settlement of all remaining physical damage and loss of hire insurance claims for damage caused by the Hurricanes Katrina and Rita in 2005. This settlement was partially offset by an additional claim loss of $1.6 million earlier in 2007, the net effect of which is reflected in Hurricane losses and recoveries, net as a component of Operating Costs and Expenses in our Consolidated Statements of Income. Our insurance receivables at December 31, 2007 related to claims for hurricane damage were $39.1 million. We anticipate receiving during the first quarter of 2008 $39.1 million as final settlement of all remaining hurricane-related claims and receivables for physical damage and loss of hire.
During the year ended December 31, 2006, we recorded $10.7 million in loss of hire insurance proceeds for two of our units that suffered downtime attributable to Hurricanes Katrina and Rita. During 2005, we recorded a $20.0 million charge, net of insurance recoveries, for the non-reimbursable portion of damages sustained in the 2005 hurricanes and $49.8 million in loss of hire insurance proceeds for our Noble EVA-4000™ semisubmersibles (the Noble Jim Thompson, Noble Max Smith, Noble Paul Romano and Noble Amos Runner) that suffered downtime attributable to these events. Our loss of hire coverage commenced at the respective dates of occurrence of Hurricanes Katrina and Rita, and losses covered thereunder, combined with physical damage losses, are subject to a $10 million deductible for each insurable event. Our loss of hire coverage continued through the respective dates the units returned on contract subject to a 360-day limit per unit. These financial impacts are presented in Hurricane losses and recoveries, net as a component of Operating Costs and Expenses in our Consolidated Statements of Income.
NOTE 14 — INTERESTS IN DEEPWATER OIL AND GAS PROPERTIES
In 2000, we received interests in several deepwater oil and gas properties from Mariner Energy Inc. and Samedan Oil Corporation pursuant to the settlements of a lawsuit with Mariner Energy and Samedan over employment of the Noble Homer Ferrington semisubmersible and upon entering into a long-term contract with each of these companies for use of the unit in the U.S. Gulf of Mexico. We reported Other Income from such properties of $4.4 million in 2006.
NOTE 15 — SEGMENT AND RELATED INFORMATION
Effective in the fourth quarter of 2007, we report our international and domestic contract drilling operations as a single reportable segment: Contract Drilling Services. The consolidation into one reportable segment was attributable to how we manage our business, and the fact that all of our drilling fleet is dependent upon the worldwide oil industry. The mobile offshore drilling units comprising our offshore rig fleet operate in a single, global market for contract drilling services and are often redeployed globally due to changing demands of our customers, which consist largely of major international and government owned/controlled oil and gas companies throughout the world. Our contract drilling services segment conducts contract drilling operations in the Middle East, India, U.S. Gulf of Mexico, Mexico, the North Sea, Brazil and West Africa.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
The accounting policies of our reportable segment are the same as those described in the summary of significant accounting policies (see Note 1). We evaluate the performance of our operating segment based on revenues from external customers and segment profit. Summarized financial information of our reportable segment for the years ended December 31, 2007, 2006 and 2005 is shown in the following table. The “Other” column includes results of labor contract drilling services, engineering and consulting services, other insignificant operations and corporate related items. Effective January 1, 2007, our 30 percent effective net profit interest in the Noble Kolskaya, which is operated through a bareboat charter that expires by its terms in July 2008, is reported in Labor contract drilling services in our Consolidated Statements of Income and in the “Other” results below. Beginning January 1, 2007, general corporate interest expense was no longer allocated to segments. All prior year information has been reclassified to conform to the current year presentation of segments.

	Contract Drilling
	Services	Other	Total
	(In thousands)
2007

Revenues from external customers	$2,799,520	$195,791	$2,995,311
Depreciation and amortization	283,225	9,762	292,987
Segment operating income	1,485,101	5,761	1,490,862
Interest expense, net of amount capitalized	4,484	8,627	13,111
Income tax provision (benefit)	287,128	(4,237)	282,891
Segment profit	1,194,826	11,185	1,206,011
Total assets (at end of period)	5,514,337	361,669	5,876,006
Capital expenditures	1,222,360	64,683	1,287,043

2006

Revenues from external customers	$1,956,508	$143,731	$2,100,239
Depreciation and amortization	248,800	4,525	253,325
Segment operating income	923,004	4,426	927,430
Interest expense, net of amount capitalized	4,066	12,101	16,167
Income tax provision	187,428	1,993	189,421
Segment profit (loss)	732,191	(325)	731,866
Total assets (at end of period)	4,139,945	445,969	4,585,914
Capital expenditures	1,035,449	86,612	1,122,061

2005

Revenues from external customers	$1,250,253	$131,884	$1,382,137
Depreciation and amortization	236,685	5,067	241,752
Segment operating income	372,933	112	373,045
Interest expense, net of amount capitalized	4,107	15,679	19,786
Equity in income of joint venture	3,194	—	3,194
Income tax provision (benefit)	67,433	(37)	67,396
Segment profit (loss)	306,225	(9,529)	296,696
Total assets (at end of period)	3,442,592	903,775	4,346,367
Capital expenditures	290,477	254,618	545,095

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
The following tables present revenues and identifiable assets by country based on the location of the service provided:

	Revenues			Identifiable Assets
	Year Ended December 31,			As of December 31,
	2007	2006	2005	2007	2006	2005

United States	$671,482	$557,851	$314,813	$1,963,608	$1,571,887	$1,138,237

Brazil	221,498	174,430	132,115	582,480	608,184	470,295
Canada	36,039	34,026	29,294	22,613	20,562	11,463
China (1)	—	—	—	646,995	530,038	237,678
Denmark	72,650	27,947	22,203	41,662	41,760	42,733
Equatorial Guinea	30,693	10,719	—	31,727	28,065	—
India	76,209	40,147	36,635	83,576	70,066	97,935
Mexico	452,161	269,172	159,413	410,645	289,072	196,498
Nigeria	402,130	272,961	185,327	417,647	366,960	348,150
Norway (2)	—	—	—	—	—	672,104
Qatar	322,708	212,227	136,599	472,679	358,313	514,841
Singapore (1)	—	—	—	467,678	175,926	—
The Netherlands	235,595	169,003	93,690	98,233	136,360	134,796
United Arab Emirates	144,444	108,226	97,922	351,989	201,522	222,846
United Kingdom	329,702	211,412	151,991	284,474	177,917	170,818
Other	—	12,118	22,135	—	9,282	87,973

Total International	2,323,829	1,542,388	1,067,324	3,912,398	3,014,027	3,208,130

Total	$2,995,311	$2,100,239	$1,382,137	$5,876,006	$4,585,914	$4,346,367

(1)	China and Singapore consist of asset values for newbuild rigs under construction in shipyards.

(2)	Norway consists of the Company’s December 2005 investment in shares of a then Oslo Stock Exchange listed Norwegian company, Smedvig ASA, which investment the Company disposed of in April 2006.
NOTE 16 — SUPPLEMENTAL CASH FLOW INFORMATION

	Year Ended December 31,
	2007	2006	2005

Cash paid during the period for:
Interest, net of amounts capitalized	$12,843	$16,124	$18,724
Income taxes (net of refunds)	$213,986	$167,523	$13,328
NOTE 17 — SUBSEQUENT EVENT
In January 2008, we reached agreement to sell our North Sea labor contract drilling services business to Seawell Holding UK Limited (“Seawell”) for $35 million. The sale to Seawell includes labor contracts covering 11 platform operations in the United Kingdom sector of the North Sea. These operations employ approximately 450 people and generated $96.2 million of revenue in 2007. The contract to provide personnel for the drilling and maintenance operations in support of the Hibernia platform located off the east coast of Canada was not included in this sale. Closing is subject to regulatory approval and other customary closing conditions and is expected to occur on or about March 31, 2008.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
NOTE 18 — UNAUDITED INTERIM FINANCIAL DATA
Unaudited interim consolidated financial information for the years ended December 31, 2007 and 2006 is as follows:

	Quarter Ended
	March 31	June 30	Sept. 30	Dec. 31
2007

Operating revenues	$646,424	$725,999	$791,276	$831,612
Operating income	311,301	361,007	393,719	424,835
Net income	250,320	290,031	318,280	347,380
Net income per share (1):
Basic	0.94	1.09	1.19	1.30
Diluted	0.93	1.08	1.18	1.29

	Quarter Ended
	March 31	June 30	Sept. 30	Dec. 31
2006

Operating revenues	$461,915	$517,514	$561,986	$558,824
Operating income	190,548	223,186	256,201	257,495
Net income	145,231	179,761	207,172	199,702
Net income per share (1):
Basic	0.53	0.66	0.77	0.74
Diluted	0.52	0.65	0.76	0.74

(1)	Net income per share is computed independently for each of the quarters presented. Therefore, the sum of the quarters’ net income per share may not agree to the total computed for the year.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
NOTE 19 — GUARANTEES OF REGISTERED SECURITIES
This Note has been updated to present condensed consolidating financial information that includes Noble Holding International Limited (“NHIL”), an indirect wholly-owned subsidiary of Noble. NHIL will be a registrant in a Registration Statement that Noble intends to file on November 18, 2008. All debt securities that NHIL may issue will be fully and unconditionally guaranteed by Noble.
Noble and Noble Holding (U.S.) Corporation (“NHC”), a wholly-owned subsidiary of Noble, are guarantors for certain debt securities issued by Noble Drilling Corporation (“Noble Drilling”). These debt securities consist of Noble Drilling’s 6.95% Senior Notes due 2009 and its 7.50% Senior Notes due 2019. The outstanding principal balances of the 6.95% Senior Notes and the 7.50% Senior Notes at December 31, 2007 were $150.0 million and $201.7 million, respectively. Noble Drilling is an indirect, wholly-owned subsidiary of Noble and a direct, wholly-owned subsidiary of NHC. Noble’s and NHC’s guarantees of the 6.95% Senior Notes and the 7.50% Senior Notes are full and unconditional. In December 2005, Noble Drilling Holding LLC (“NDH”), an indirect wholly-owned subsidiary of Noble, became a co-obligor on (and effectively a guarantor of) the 6.95% Senior Notes and the 7.50% Senior Notes.
In connection with the issuance of Noble’s 5.875% Senior Notes (see Note 5), Noble Drilling guaranteed the payment of the 5.875% Senior Notes. Noble Drilling’s guarantee of the 5.875% Senior Notes is full and unconditional. The outstanding principal balance of the 5.875% Senior Notes at December 31, 2007 was $299.8 million.

NOBLE CORPORATION AND OTHER SUBSIDIARIES
CONSOLIDATING BALANCE SHEET
December 31, 2007
(In thousands)
The following consolidating financial statements of Noble, NHC and NDH combined, Noble Drilling, NHIL and all other subsidiaries present investments in both consolidated and unconsolidated affiliates using the equity method of accounting.

					Other
		NHC and NDH	Noble		Subsidiaries	Consolidating
	Noble	Combined	Drilling	NHIL	of Noble	Adjustments	Total
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,544	$—	$73	$—	$148,441	$—	$161,058
Accounts receivable	—	22,900	9,699	—	580,516	—	613,115
Insurance receivables	—	—	—	—	39,066	—	39,066
Prepaid expenses	—	858	82	—	19,781	—	20,721
Accounts receivable from affiliates	419,197	—	576,239	—	176,376	(1,171,812)	—
Other current assets	3,474	160	135	—	65,154	(42,692)	26,231

Total current assets	435,215	23,918	586,228	—	1,029,334	(1,214,504)	860,191

PROPERTY AND EQUIPMENT
Drilling equipment and facilities	—	1,665,102	111,089	—	4,578,591	—	6,354,782
Other	—	170	—	—	79,999	—	80,169

	—	1,665,272	111,089	—	4,658,590	—	6,434,951
Accumulated depreciation	—	(82,964)	(64,947)	—	(1,491,124)	—	(1,639,035)

	—	1,582,308	46,142	—	3,167,466	—	4,795,916

NOTES RECEIVABLE FROM AFFILIATES	511,835	20,963	44,159	—	1,462,786	(2,039,743)	—
INVESTMENTS IN AFFILIATES	3,881,341	4,906,292	3,010,249	1,722,781	—	(13,520,663)	—
OTHER ASSETS	3,666	6,847	3,953	—	205,433	—	219,899

	$4,832,057	$6,540,328	$3,690,731	$1,722,781	$5,865,019	$(16,774,910)	$5,876,006

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$—	$25,886	$—	$—	$10,334	$(25,886)	$10,334
Accounts payable	—	5,540	4,778	—	188,077	—	198,395
Accrued payroll and related costs	—	421	13,131	—	102,362	—	115,914
Taxes payable	—	2,114	—	—	83,527	—	85,641
Interest payable	4,122	6,847	15,200	—	588	(16,806)	9,951
Accounts payable to affiliates	—	1,171,782	—	30	—	(1,171,812)	—
Other current liabilities	—	3	487	—	72,047	—	72,537

Total current liabilities	4,122	1,212,593	33,596	30	456,935	(1,214,504)	492,772

LONG-TERM DEBT	399,800	—	351,682	—	22,700	—	774,182
NOTES PAYABLE TO AFFILIATES	114,300	1,228,486	120,000	—	576,957	(2,039,743)	—
DEFERRED INCOME TAXES	—	4,795	12,496	—	223,330	—	240,621
OTHER LIABILITIES	5,513	23,266	1,689	—	35,237	—	65,705

	523,735	2,469,140	519,463	30	1,315,159	(3,254,247)	1,573,280

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	—	—	—	—	(5,596)	—	(5,596)

SHAREHOLDERS’ EQUITY
Ordinary shares-par value $0.10 per share	26,822	—	—	—	—	—	26,822
Capital in excess of par value	683,697	1,279,983	870,744	406,998	792,675	(3,350,400)	683,697
Retained earnings	3,602,870	2,791,205	2,301,199	1,315,753	3,767,848	(10,176,005)	3,602,870
Accumulated other comprehensive income (loss)	(5,067)	—	(675)	—	(5,067)	5,742	(5,067)

	4,308,322	4,071,188	3,171,268	1,722,751	4,555,456	(13,520,663)	4,308,322

	$4,832,057	$6,540,328	$3,690,731	$1,722,781	$5,865,019	$(16,774,910)	$5,876,006

NOBLE CORPORATION AND OTHER SUBSIDIARIES
CONSOLIDATING BALANCE SHEET
December 31, 2006
(In thousands)

					Other
		NHC and NDH	Noble		Subsidiaries	Consolidating
	Noble	Combined	Drilling	NHIL	of Noble	Adjustments	Total
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,458	$36	$—	$—	$59,216	$—	$61,710
Accounts receivable	—	4,032	6,613	—	397,596	—	408,241
Insurance receivables	—	—	—	—	54,191	—	54,191
Prepaid expenses	—	827	709	—	18,955	—	20,491
Accounts receivable from affiliates	582,991	—	514,851	—	—	(1,097,842)	—
Other current assets	1	—	311	—	48,661	(23,626)	25,347

Total current assets	585,450	4,895	522,484	—	578,619	(1,121,468)	569,980

PROPERTY AND EQUIPMENT
Drilling equipment and facilities	—	1,045,324	103,625	—	4,066,528	—	5,215,477
Other	—	—	—	—	71,870	—	71,870

	—	1,045,324	103,625	—	4,138,398	—	5,287,347
Accumulated depreciation	—	(60,265)	(60,307)	—	(1,308,382)	—	(1,428,954)

	—	985,059	43,318	—	2,830,016	—	3,858,393

NOTES RECEIVABLE FROM AFFILIATES	501,835	—	9,159	—	657,035	(1,168,029)	—
INVESTMENTS IN AFFILIATES	2,456,632	2,991,648	2,420,467	835,366	—	(8,704,113)	—
OTHER ASSETS	3,613	4,963	3,507	—	145,458	—	157,541

	$3,547,530	$3,986,565	$2,998,935	$835,366	$4,211,128	$(10,993,610)	$4,585,914

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$—	$—	$—	$—	$33,255	$(23,626)	$9,629
Accounts payable	17,305	11,513	1,628	—	165,665	—	196,111
Accrued payroll and related costs	—	45	16,909	—	76,297	—	93,251
Taxes payable	—	—	—	—	52,793	—	52,793
Interest payable	1,469	—	7,453	—	761	—	9,683
Accounts payable to affiliates	—	638,638	—	8	459,196	(1,097,842)	—
Other current liabilities	—	3	1,140	—	63,650	—	64,793

Total current liabilities	18,774	650,199	27,130	8	851,617	(1,121,468)	426,260

LONG-TERM DEBT	299,763	—	351,672	—	33,034	—	684,469
NOTES PAYABLE TO AFFILIATES	—	657,035	—	—	510,994	(1,168,029)	—
DEFERRED INCOME TAXES	—	—	12,140	—	207,381	—	219,521
OTHER LIABILITIES	—	1,043	2,099	—	30,877	—	34,019

	318,537	1,308,277	393,041	8	1,633,903	(2,289,497)	1,364,269

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	—	—	—	—	(7,348)	—	(7,348)

SHAREHOLDERS’ EQUITY
Ordinary shares-par value $0.10 per share	26,918	—	—	—	—	—	26,918
Capital in excess of par value	775,895	1,149,965	870,744	279,251	98,570	(2,398,530)	775,895
Retained earnings	2,446,056	1,528,323	1,735,314	556,107	2,505,879	(6,325,623)	2,446,056
Accumulated other comprehensive income (loss)	(19,876)	—	(164)	—	(19,876)	20,040	(19,876)

	3,228,993	2,678,288	2,605,894	835,358	2,584,573	(8,704,113)	3,228,993

	$3,547,530	$3,986,565	$2,998,935	$835,366	$4,211,128	$(10,993,610)	$4,585,914

NOBLE CORPORATION AND OTHER SUBSIDIARIES
CONSOLIDATING STATEMENT OF INCOME
Year Ended December 31, 2007
(In thousands)

					Other
		NHC and NDH	Noble		Subsidiaries	Consolidating
	Noble	Combined	Drilling	NHIL	of Noble	Adjustments	Total

OPERATING REVENUES
Contract drilling services	$—	$172,992	$59,364	—	$2,558,101	$(76,207)	$2,714,250
Reimbursables	—	681	832	—	119,728	—	121,241
Labor contract drilling services	—	—	—	—	156,508	—	156,508
Engineering, consulting and other	—	6	—	—	3,306	—	3,312

	—	173,679	60,196	—	2,837,643	(76,207)	2,995,311

OPERATING COSTS AND EXPENSES
Contract drilling services	20,939	31,003	28,070	22	876,222	(76,207)	880,049
Reimbursables	—	582	819	—	104,551	—	105,952
Labor contract drilling services	—	—	—	—	125,624	—	125,624
Engineering, consulting and other	—	—	400	—	17,120	—	17,520
Depreciation and amortization	—	25,968	5,610	—	261,409	—	292,987
Selling, general and administrative	13,893	4,059	1,289	—	66,590	—	85,831
Hurricane losses and recoveries, net	—	—	—	—	(3,514)	—	(3,514)

	34,832	61,612	36,188	22	1,448,002	(76,207)	1,504,449

OPERATING INCOME (LOSS)	(34,832)	112,067	24,008	(22)	1,389,641	—	1,490,862

OTHER INCOME (EXPENSE)
Equity earnings in affiliates (net of tax)	1,313,963	1,162,384	574,976	759,668	—	(3,810,991)	—
Interest expense, net of amounts capitalized	(82,605)	(45,873)	(25,552)	—	37,613	103,306	(13,111)
Other, net	8,061	(195)	(3)	—	106,594	(103,306)	11,151

INCOME BEFORE INCOME TAXES	1,204,587	1,228,383	573,429	759,646	1,533,848	(3,810,991)	1,488,902
INCOME TAX (PROVISION) BENEFIT	1,424	15,617	(28,075)	—	(271,857)	—	(282,891)

NET INCOME	$1,206,011	$1,244,000	$545,354	$759,646	$1,261,991	$(3,810,991)	$1,206,011

NOBLE CORPORATION AND OTHER SUBSIDIARIES
CONSOLIDATING STATEMENT OF INCOME
Year Ended December 31, 2006
(In thousands)

					Other
		NHC and NDH	Noble		Subsidiaries	Consolidating
	Noble	Combined	Drilling	NHIL	of Noble	Adjustments	Total

OPERATING REVENUES
Contract drilling services	$—	$99,230	$41,996	—	$1,802,875	$(57,114)	$1,886,987
Reimbursables	—	540	410	—	91,404	—	92,354
Labor contract drilling services	—	—	—	—	111,201	—	111,201
Engineering, consulting and other	—	69	—	—	9,628	—	9,697

	—	99,839	42,406	—	2,015,108	(57,114)	2,100,239

OPERATING COSTS AND EXPENSES
Contract drilling services	15,674	19,172	14,257	6	704,269	(57,114)	696,264
Reimbursables	—	419	409	—	78,692	—	79,520
Labor contract drilling services	—	—	—	—	91,353	—	91,353
Engineering, consulting and other	—	—	—	—	16,779	—	16,779
Depreciation and amortization	—	25,229	5,036	—	223,060	—	253,325
Selling, general and administrative	5,639	2,061	666	—	37,906	—	46,272
Hurricane losses and recoveries, net	—	—	—	—	(10,704)	—	(10,704)

	21,313	46,881	20,368	6	1,141,355	(57,114)	1,172,809

OPERATING INCOME (LOSS)	(21,313)	52,958	22,038	(6)	873,753	—	927,430

OTHER INCOME (EXPENSE)
Equity earnings in affiliates (net of tax)	791,824	724,042	363,664	404,821	—	(2,284,351)	—
Interest expense, net of amounts capitalized	(22,109)	(57,650)	(38,891)	(7)	53,652	48,838	(16,167)
Other, net	(11,258)	(3,043)	11,210	—	61,953	(48,838)	10,024

INCOME BEFORE INCOME TAXES	737,144	716,307	358,021	404,808	989,358	(2,284,351)	921,287
INCOME TAX (PROVISION) BENEFIT	(5,278)	15,296	5,897	—	(205,336)	—	(189,421)

NET INCOME	$731,866	$731,603	$363,918	$404,808	$784,022	$(2,284,351)	$731,866

NOBLE CORPORATION AND OTHER SUBSIDIARIES
CONSOLIDATING STATEMENT OF INCOME
Year Ended December 31, 2005
(In thousands)

					Other
			Noble		Subsidiaries	Consolidating
	Noble	NHC	Drilling	NHIL	of Noble	Adjustments	Total

OPERATING REVENUES
Contract drilling services	$—	$—	$30,927	—	$1,156,258	$—	$1,187,185
Reimbursables	—	—	42	—	86,290	—	86,332
Labor contract drilling services	—	—	—	—	91,465	—	91,465
Engineering, consulting and other	—	—	63	—	17,092	—	17,155

	—	—	31,032	—	1,351,105	—	1,382,137

OPERATING COSTS AND EXPENSES
Contract drilling services	109	—	5,777	5	574,973	—	580,864
Reimbursables	—	—	42	—	76,196	—	76,238
Labor contract drilling services	—	—	—	—	77,041	—	77,041
Engineering, consulting and other	—	—	—	—	22,678	—	22,678
Depreciation and amortization	—	—	6,087	—	235,665	—	241,752
Selling, general and administrative	1,070	—	280	—	38,928	—	40,278
Hurricane losses and recoveries, net	—	—	—	—	(29,759)	—	(29,759)

	1,179	—	12,186	5	995,722	—	1,009,092

OPERATING INCOME (LOSS)	(1,179)	—	18,846	(5)	355,383	—	373,045

OTHER INCOME (EXPENSE)
Equity earnings in affiliates (net of tax)	295,337	254,361	261,116	151,304	—	(962,118)	—
Interest expense, net of amounts capitalized	(4)	(46,650)	(29,523)	—	9,741	46,650	(19,786)
Other, net	2,634	—	285	—	54,564	(46,650)	10,833

INCOME BEFORE INCOME TAXES	296,788	207,711	250,724	151,299	419,688	(962,118)	364,092
INCOME TAX (PROVISION) BENEFIT	(92)	15,966	3,637	—	(86,907)	—	(67,396)

NET INCOME	$296,696	$223,677	$254,361	$151,299	$332,781	$(962,118)	$296,696

NOBLE CORPORATION AND OTHER SUBSIDIARIES
CONSOLIDATING STATEMENT OF CASH FLOWS
Year Ended December 31, 2007
(In thousands)

					Other
		NHC and NDH	Noble		Subsidiaries	Consolidating
	Noble	Combined	Drilling	NHIL	of Noble	Adjustments	Total

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,206,011	$1,244,000	$545,354	$759,646	$1,261,991	$(3,810,991)	$1,206,011
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	—	25,968	5,610	—	261,409	—	292,987
Impairment loss on assets	—	—	400	—	9,789	—	10,189
Deferred income tax provision	—	4,795	356	—	15,358	—	20,509
Share-based compensation expense	34,681	—	—	—	—	—	34,681
Equity earnings in affiliates	(1,313,963)	(1,162,384)	(574,976)	(759,668)	—	3,810,991	—
Pension contribution	—	—	—	—	(54,233)	—	(54,233)
Hurricane losses and recoveries, net	—	—	—	—	(5,114)	—	(5,114)
Other	5,460	22,188	(422)	—	30,401	—	57,627
Other changes in current assets and liabilities:
Accounts receivable	—	(18,868)	(3,086)	—	(182,920)	—	(204,874)
Other current assets	(3,473)	(191)	803	—	26,137	—	23,276
Accounts payable	(17,305)	361	3,150	—	(11,877)	—	(25,671)
Other current liabilities	2,653	9,337	3,316	—	43,679	—	58,985

Net cash provided by (used for) operating activities	(85,936)	125,206	(19,495)	(22)	1,394,620	—	1,414,373

CASH FLOWS FROM INVESTING ACTIVITIES
New construction	—	(619,778)	—	—	(135,189)	—	(754,967)
Other capital expenditures	—	(170)	(7,464)	—	(416,023)	—	(423,657)
Major maintenance expenditures	—	(5,834)	(1,337)	—	(101,248)	—	(108,419)
Accrued capital expenditures	—	(6,334)	—	—	51,594		45,260
Repayments of notes from affiliates	—	—	—	—	708,626	(708,626)	—
Notes receivable from affiliates	—	—	—	—	(1,474,300)	1,474,300	—
Investments in affiliates	(127,747)	(727,747)	—	—	—	855,494	—
Proceeds from sales of property and equipment	—	—	—	—	7,910	—	7,910
Proceeds from sale of business unit	—	—	—	—	10,000	—	10,000

Net cash provided by (used for) investing activities	(127,747)	(1,359,863)	(8,801)	—	(1,348,630)	1,621,168	(1,223,873)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term debt borrowing	685,000	—	—	—	—	—	685,000
Short-term debt payment	(685,000)	—	—	—	—	—	(685,000)
Borrowings on bank credit facilities	135,000	—	85,000	—	—	—	220,000
Payments on bank credit facilities	(35,000)	—	(85,000)	—	—	—	(120,000)
Payments of other long-term debt	—	—	—	—	(9,630)	—	(9,630)
Advances (to)/from affiliates	200,991	530,500	(56,631)	22	(674,882)	—	—
Notes payable to affiliates	789,300	600,000	85,000	—	—	(1,474,300)	—
Repayments of notes to affiliates	(685,000)	(23,626)	—	—	—	708,626	—
Capital contributions from affiliates	—	127,747	—	—	727,747	(855,494)	—
Net proceeds from employee stock transactions	38,995	—	—	—	—	—	38,995
Tax benefit of employee stock transactions	7,477	—	—	—	—	—	7,477
Dividends paid	(32,197)	—	—	—	—	—	(32,197)
Repurchases of ordinary shares	(195,797)	—	—	—	—	—	(195,797)

Net cash provided by (used for) financing activities	223,769	1,234,621	28,369	22	43,235	(1,621,168)	(91,152)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	10,086	(36)	73	—	89,225	—	99,348

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,458	36	—	—	59,216	—	61,710

CASH AND CASH EQUIVALENTS, END OF PERIOD	$12,544	$—	$73	$—	$148,441	$—	$161,058

NOBLE CORPORATION AND OTHER SUBSIDIARIES
CONSOLIDATING STATEMENT OF CASH FLOWS
Year Ended December 31, 2006
(In thousands)

					Other
		NHC and NDH	Noble		Subsidiaries	Consolidating
	Noble	Combined	Drilling	NHIL	of Noble	Adjustments	Total

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$731,866	$731,603	$363,918	$404,808	$784,022	$(2,284,351)	$731,866
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	—	25,229	5,036	—	223,060	—	253,325
Impairment loss on assets	—	—	—	—	4,849	—	4,849
Deferred income tax provision	—	2,700	(876)	—	2,313	—	4,137
Share-based compensation expense	21,560	—	—	—	—	—	21,560
Equity earnings in affiliates	(791,824)	(724,042)	(363,664)	(404,821)	—	2,284,351	—
Pension contribution	—	—	—	—	(19,928)	—	(19,928)
Hurricane losses and recoveries, net	—	—	—	—	(6,300)	—	(6,300)
Other	4,725	2,256	(272)	—	13,293	—	20,002
Other changes in current assets and liabilities, net of acquired working capital:
Accounts receivable	—	97	1,998	—	(133,109)	—	(131,014)
Other current assets	1	(404)	(699)	—	(12,586)	—	(13,688)
Accounts payable	17,305	2,781	(177)	—	33,837	—	53,746
Other current liabilities	1,469	48	251	—	68,392	—	70,160

Net cash provided by (used for) operating activities	(14,898)	40,268	5,515	(13)	957,843	—	988,715

CASH FLOWS FROM INVESTING ACTIVITIES
New construction	—	(477,205)	—	—	(193,746)	—	(670,951)
Other capital expenditures	—	—	(4,034)	—	(378,059)	—	(382,093)
Major maintenance expenditures	—	—	—	—	(69,017)	—	(69,017)
Accrued capital expenditures	—	6,334	—	—	24,766		31,100
Repayments from affiliates	—	—	—	—	21,562	(21,562)	—
Notes receivable from affiliates	(35,000)	—	27,896	—	(45,000)	52,104	—
Proceeds from sales of property and equipment	—	—	—	—	3,788	—	3,788
Proceeds from Smedvig disposition	691,261	—	—	—	—	—	691,261
Proceeds from sales and maturities of marketable securities	—	18,036	—	—	27,966	—	46,002

Net cash provided by (used for) investing activities	656,261	(452,835)	23,862	—	(607,740)	30,542	(349,910)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on bank credit facilities	—	—	(135,000)	—	—	—	(135,000)
Payments of other long-term debt	—	—	(600,000)	—	(8,970)	—	(608,970)
Accounts receivable from affiliates	(714,996)	—	—	—	(47,541)	762,537	—
Accounts payable to affiliates	—	431,046	670,623	13	(339,145)	(762,537)	—
Note payable to affiliate	17,104	(21,562)	35,000	—	—	(30,542)	—
Net proceeds from employee stock transactions	21,186	—	—	—	—	—	21,186
Proceeds from issuance of senior notes, net of debt issuance costs	295,801	—	—	—	—	—	295,801
Dividends paid	(21,825)	—	—	—	—	—	(21,825)
Repurchases of ordinary shares	(250,132)	—	—	—	—	—	(250,132)

Net cash provided by (used for) financing activities	(652,862)	409,484	(29,377)	13	(395,656)	(30,542)	(698,940)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(11,499)	(3,083)	—	—	(45,553)	—	(60,135)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	13,957	3,119	—	—	104,769	—	121,845

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,458	$36	$—	$—	$59,216	$—	$61,710

NOBLE CORPORATION AND OTHER SUBSIDIARIES
CONSOLIDATING STATEMENT OF CASH FLOWS
Year Ended December 31, 2005
(In thousands)

					Other
		Consolidating	Noble		Subsidiaries
	Noble	NHC	Drilling	NHIL	of Noble	Adjustments	Total

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$296,696	$223,677	$254,361	$151,299	$332,781	$(962,118)	$296,696
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	—	—	6,087	—	235,665	—	241,752
Deferred income tax provision	—	—	—	—	36,207	—	36,207
Equity in income of joint venture	—	—	—	—	(3,194)	—	(3,194)
Distributions received from joint venture	—	—	—	—	2,194	—	2,194
Share-based compensation expense	7,377	—	—	—	—	—	7,377
Equity earnings in affiliates	(295,337)	(254,361)	(261,116)	(151,304)	—	962,118	—
Pension contribution	—	—	—	—	(18,932)	—	(18,932)
Hurricane losses and recoveries, net	—	—	—	—	(29,759)	—	(29,759)
Other	—	—	(952)	—	23,166	—	22,214
Other changes in current assets and liabilities, net of acquired working capital:
Accounts receivable	—	—	(1,177)	—	(66,917)	—	(68,094)
Accounts receivable from affiliates	(108,845)	—	66,266	—	—	42,579	—
Other current assets	19,918	—	979	—	(1,929)	—	18,968
Accounts payable	—	—	(569)	—	(1,826)	—	(2,395)
Accounts payable to affiliates	—	366	—	5	42,208	(42,579)	—
Other current liabilities	(1,455)	—	1,309	—	26,122	—	25,976

Net cash provided by (used for) operating activities	(81,646)	(30,318)	65,188	—	575,786	—	529,010

CASH FLOWS FROM INVESTING ACTIVITIES
New construction	—	—	—	—	(212,050)	—	(212,050)
Other capital expenditures	—	—	(42)	—	(221,764)	—	(221,806)
Major maintenance expenditures	—	—	(146)	—	(79,517)	—	(79,663)
Repayments from affiliates	—	—	—	—	19,682	(19,682)	—
Loans to affiliates	—	—	(700,000)	—	(50,000)	750,000	—
Proceeds from sales of property and equipment	—	—	—	—	1,129	—	1,129
Purchase of remaining 50 percent equity interest in the Panon, net of cash acquired	—	—	—	—	(31,576)	—	(31,576)
Investment in Smedvig	(691,100)	—	—	—	—	—	(691,100)
Investment in marketable securities	—	—	—	—	(24,973)	—	(24,973)
Proceeds from sales and maturities of marketable securities	23,600	—	—	—	89,028	—	112,628

Net cash provided by (used for) investing activities	(667,500)	—	(700,188)	—	(510,041)	730,318	(1,147,411)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowing on credit facilities	—	—	700,000	—	—	—	700,000
Borrowings from affiliates	700,000	50,000	—	—	—	(750,000)	—
Payments on bank credit facilities	—	—	(65,000)	—	—	—	(65,000)
Payment of other long-term debt	—	(19,682)	—	—	(8,517)	19,682	(8,517)
Net proceeds from employee stock transactions	76,037	—	—	—	—	—	76,037
Dividends paid	(13,655)	—	—	—	—	—	(13,655)
Repurchases of ordinary shares	(7,409)	—	—	—	—	—	(7,409)

Net cash provided by (used for) financing activities	754,973	30,318	635,000	—	(8,517)	(730,318)	681,456

NET INCREASE IN CASH AND CASH EQUIVALENTS	5,827	—	—	—	57,228	—	63,055

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	8,130	—	—	—	50,660	—	58,790

CASH AND CASH EQUIVALENTS, END OF PERIOD	$13,957	$—	$—	$—	$107,888	$—	$121,845